As filed with the Securities and Exchange Commission on July 10, 2020. Registration No. _________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________

FORM S-1/A

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

_____________________

Pelican Delivers, Inc.

(Exact name of registrant as specified in its charter)

_____________________

Nevada (State or other jurisdiction of incorporation or organization)	7389 (Primary Standard Industrial Classification Code Number)	84-2840823 (I.R.S. Employer Identification Number)

3100 Bucklin Hill Road, Suite 220

Silverdale, WA 98383

(360) 328-2297

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David Comeau

3100 Bucklin Hill Road, Suite 220

Silverdale, WA 98383

(360) 328-2297

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee
Common stock to be offered for resale by selling stockholders	3,900,000	$2.00	$7,800,000	$1,012.44

(1)	Represents three million shares of common stock issued by the Company to new investors and nine hundred thousand shares of common stock currently held by three current shareholders of the Company.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

(3)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and the selling stockholders are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated July 10, 2020

PRELIMINARY PROSPECTUS – Subject to completion dated July 10, 2020

Pelican Delivers, Inc.

3,900,000 Shares of Common Stock

___________________________

Three million shares of Pelican Deliver’s, Inc. common stock, par value $0.001, covered by this offering are being sold by the Company to investors and nine hundred thousand shares of common stock are being sold by the selling shareholders identified in this prospectus (the Selling Shareholders) subject partially to a registration rights agreement.

The 3 million shares of common stock being sold by the Company through this prospectus relates to new shares of our common stock at an offering price of $2.00 per share. The offering will commence promptly after the date of this prospectus and close no later than 120 days after the date of this prospectus. However, we may extend the offering for up to 90 days following the 120-day offering period. We will pay all expenses incurred in this offering. The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed. There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes. The Maximum Offering amount being sold by the Company is 3,000,000 shares.

The offering is a self-underwritten offering; there will be no underwriter involved in the sale of these securities. We intend to offer the securities through our officers and directors, who will not be paid any commission for such sales. All persons who purchase shares from the Company will be required to sign and agree to the Subscription Agreement provided in Exhibit 10.13.

The selling shareholders who are offering 900,000 of the shares of common stock in this registration statement may sell all or a portion of their shares at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. Prior to our stock being quoted on the OTC Bulletin Board, the OTCQX, the OTCQB or listed on a securities exchange, the selling shareholders will only sell their shares at the fixed offering price of $2 per share. Thereafter the selling shareholders may sell their stock at any prevailing market prices or privately negotiated price they can obtain. The selling shareholders will receive all of the net proceeds from their portion of this offering. We will, however, bear all costs associated with the registration of the shares covered by this prospectus. The selling shareholders will pay all brokerage commissions and discounts attributable to the sale of their shares, plus brokerage fees. See “Plan of Distribution.”

The total amount of shares of common stock that may be sold pursuant to this prospectus would constitute approximately 23.4% of the Company’s issued and outstanding common stock as of June 15, 2020 assuming that the Company and selling shareholders sell all of the shares offered for sale herein.

There is no assurance that any of the common stock offered to the public by way of this Prospectus will be sold.

Our common stock is presently not traded on any market or securities exchange.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled “Risk Factors” starting on page 7.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 10, 2020

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ABOUT THIS PROSPECTUS

You should rely only on the information that we have provided in this prospectus and any applicable prospectus supplement. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

As used in this prospectus, the terms “we,” “us,” the “Company” and “Pelican Delivers” mean Pelican Delivers, Inc.

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PROSPECTUS SUMMARY

This summary identifies those aspects of the offering that are the most significant. This summary is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in our common stock. You should carefully read this prospectus in its entirety before investing in our common stock, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

The Company

Pelican Delivers, Inc. (“we”, “us or “the Company”) is a mobile application that connect consumers (“Buyers”) with cannabis dispensaries (“Dispensaries”) and delivery drivers (“Drivers”) in order to effect the sale and delivery of cannabis products in the currently complex legal environment which defines the state by state cannabis marketplace. We have patented a method of cannabis delivery that streamlines the process of marijuana sales by utilizing the internet to facilitate the product marketing, sales and delivery. This unique online system ultimately provides consumers with more choices and greater logistical ease of access to cannabis products, while offering additional marketing and sales for existing Dispensaries.

Our objective is to continue to grow and provide a platform that will allow Buyers’ to identify and order cannabis products from their choice of independent, subscribing Dispensaries, and then have those products transported by a licensed Driver, or available for pick-up, without impacting the operations of the Dispensary. In doing so, we have released our mobile service application, and begun our marketing campaign in the hope of attracting cannabis consumers and Dispensaries to our service.

We currently do not have an arrangement for financing with any outside investors or firms. To date, our business and operations have been funded through a loose arrangement with our founders, Dave and Tina Comeau, or through companies they control. This investment by our founders, since September 2019, has been documented into a Revolving Credit Promissory Note (the “Note”) issued by the Company on April 1, 2020 in the amount of $355,601. Pursuant to the terms of this Note, the Comeau’s may, but are not required to, provide us with continued financial support until outside financing is obtained. Any such additional financing by the Comeau’s or their associated companies will be added to the Note. A further discussion of this Note and its terms are provide below and the entire Note is provided in an attachment to this Prospectus (See Exhibit 10.12). We may thus not be able to obtain financing when required. Obtaining additional financing would be subject to several factors, including but not limited to, the success of our product launch in our various target markets, the state of the economy and the level of investor interest in our product.

We have not yet earned any significant revenues from our operations. As of March 31, 2020, we had $14,087 cash on hand, prepaid expenses and other current assets of $17,622, and current liabilities in the amount of $140,723. Accordingly, our working capital position as of March 31, 2020, was a deficit of $109,015. Since our inception (September 4, 2018) through March 31, 2020, we incurred a cumulative combined net loss of $751,188 (Predecessor and Successor periods combined). Since September 30, 2019, as noted above, our founders have been providing us with short term funding, without interest, in order to support our operations and growth. This interim funding was refinanced into an interest bearing Note on April 1, 2020. . As these founders continue to provide our business funding, any additional advances will be added to this Note, similar to a revolving credit loan. The obligation to pay back this loan with interest at the federal funds rate will accrue and be due on March 31, 2022.

While there is no commitment to continue such funding, our founders have indicated their willingness to continue these revolving credit loans until business revenues or outside financing is sufficient to support our operations. It should be noted, however, that there is no legal obligation on the founders to continue loaning money to the company. .

We attribute our cumulative combined net loss through March 31, 2010 to having insufficient revenues to offset our expenses and the professional fees related to the creation and operation of our business. Our management estimates that, until such time as we are able to generate profits from the sale of our services, we will continue to experience negative cash flow. Our business plan is to pursue the growth of our business operations as described in this Prospectus. We do not have any current or future plans to engage in mergers or acquisitions with other companies or entities.

Please take note that as a result of the above facts and others applicable to our business, our auditors have raised substantial doubt as to our ability to continue as a going concern. See REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Our fiscal year end is December 31. Our principal office is located at 3100 Bucklin Hill Road, Suite 220, Silverdale, WA 98383.

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Selling Shareholders

The following persons are identified as the Selling Shareholders. The Selling Shareholders are offering the number of shares of the Company’s common stock next to their name below. None of the proceeds of any sales made by the Selling Shareholders as part of this offering will accrue to the Company.

Selling Shareholder	Relationship (2)	Shares owned	Shares being offered	Percent owned upon completion (3)
David Baker(1)	Executive Director	2,400,000	540,000	11.2%
Vadim Tarasov	Consultant/CTO	800,000	180,000	3.7%
Byron Kwok	Consultant	800,000	180,000	3.7%

(1) Mr. Baker’s shares are being registered pursuant to a registration rights provision in the Mercadyne Advisory agreement attached hereto as Exhibit 10.1. Additional shares may be required to be registered under this agreement at a later date.

(2) within the past three years.

(3) Assuming the sale of all shares offered by the Corporation and the selling shareholders.

The Offering

Securities Being Offered	Up to 3,000,000 shares of newly issued common stock from the Company and 900,000 shares of previously issues common stock from the Selling Shareholders.
Offering Price

The offering price of the common stock is $2.00 per share. There is no public market for our common stock. We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares in our stock.

Upon the effectiveness of the registration statement of which this prospectus is a part, we intend to apply through FINRA to the over-the-counter bulletin board, through a market maker that is a licensed broker dealer, or to another trading platform such as NASDAQ, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

Not Applicable

Total Number of Shares To Be Sold in This Offering	3,900,000

Securities Issued	13,660,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our officers and directors own an aggregate of approximately 100% of these issued and outstanding common shares of our company and therefore have substantial control of our operations at this time. Upon the completion of this offering, our officers and directors may still own as much as 76% of the issued and outstanding shares of our common stock if the maximum number of shares is sold.

Number of Shares Outstanding After the Offering If All of The Shares Are Sold	16,660,000

Use of Proceeds	If we are successful at selling all the shares we are offering, our proceeds from this offering will be approximately $6,000,000. We intend to use these proceeds to execute our business plan.

Offering Period	The shares are being offered for a period up to 120 days after the date of this Prospectus, unless extended by us for an additional 90-day period.

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Summary Financial Information

Derived from un-audited financial statements of March 31, 2020
Balance Sheet Data	March 31, 2020
Cash	$14,087
Total Assets	$648,446
Current Liabilities	$140,723
Long Term Liabilities	$355,601
Total Liabilities	$496,324
Total Shareholders’ Equity	$152,122
Working Capital Deficit	$(109,014)
Statement of Operations	From inception (September 4, 2018) to March 31, 2020
Revenue	$24,351
Cumulative net loss	$(751,188)

Emerging Growth Company Status

We are an "emerging growth company" as defined under the Jumpstart our Business Startups Act ("JOBS Act"). We will remain an "emerging growth company" for up to five years, or until the earliest of:

(i)	the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion,

(ii)	the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or

(iii)	the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

As an "emerging growth company," we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to:

•	not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act (“Sarbanes Oxley”) (we also will not be subject to the auditor attestation requirements of section 404(b) as long as we are a "smaller reporting company," which includes issuers that had a public float of less than $75 million as of the last business day of their most recently completed second fiscal quarter);

•	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, section 107 of the JOBS Act provides that an "emerging growth company" can take advantage of the extended transition period provided in section 7(a)(2)(B) of the Securities Act of 1933 (the "Securities Act") for complying with new or revised accounting standards. Under this provision, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should read and carefully consider the following factors, as well as other information contained in this Memorandum, before deciding whether to invest in our securities. The occurrence of any of the following risks could harm our business, financial condition or results of operations. In that case, the market price of our securities could decline, and you may lose all or part of your investment in our securities. In assessing the risks described below, you should also refer to the other information contained in this Memorandum, including our financial statements and related notes, before making an investment decision. The following list of Risk Factors is not intended to be exhaustive, and there may be, and almost certainly are, additional risks for which the Company at this time is not aware, but which a Potential Investor should consider.

Risks Relating to the Cannabis Industry Specifically

Cannabis remains illegal under federal law, and any change in the enforcement priorities of the federal government could render our current and planned future operations unprofitable or even prohibit such operations.

We depend on the cannabis industry for revenues, which is subject to state laws and regulations and remains illegal under federal law.

The United States federal government regulates drugs through the Controlled Substances Act (the “CSA”), which places controlled substances, including cannabis, on one of five schedules. Cannabis is currently classified as a Schedule I controlled substance, which is viewed as having a high potential for abuse and having no currently accepted medical use in treatment in the United States. No prescriptions may be written for Schedule I substances, and such substances are subject to production quotas imposed by the United States Drug Enforcement Administration (the “DEA”). Because of this, doctors may not prescribe cannabis for medical use under federal law, although they can recommend its use under the First Amendment.

Currently, 28 U.S. states, the District of Columbia and the U.S. territories of Guam and Puerto Rico allow the use of medical cannabis. Voters in the states of Alaska, California, Colorado, Maine, Massachusetts, Nevada, Oregon and Washington have approved ballot measures to legalize cannabis for adult recreational use. Such state and territorial laws are in conflict with the federal CSA, which makes cannabis use and possession illegal at the federal level. Because cannabis is a Schedule I controlled substance, however, the development of a legal cannabis industry under the laws of these states is in conflict with the CSA, which makes cannabis use and possession illegal on a national level. The United States Supreme Court has confirmed that the federal government has the right to regulate and criminalize cannabis, including for medical purposes, and that federal law criminalizing the use of cannabis preempts state laws that legalize its use.

In light of this conflict between federal and state laws regarding cannabis, the previous administration under President Obama had effectively stated that it was not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. For example, the prior DOJ Deputy Attorney General of the Obama administration, James M. Cole, issued a memorandum (the “Cole Memo”) to all United States Attorneys providing updated guidance to federal prosecutors concerning cannabis enforcement under the CSA (see “Business—Government and Industry Regulation—The Cole Memo”). In addition, the Financial Crimes Enforcement Network (“FinCEN”) provided guidelines (the “FinCEN Guidelines”) on February 14, 2014, regarding how financial institutions can provide services to cannabis-related businesses consistent with their Bank Secrecy Act (“BSA”) obligations (see “Business—Government and Industry Regulation—FinCEN”).

In 2014, the United States House of Representatives passed an amendment (the “Rohrabacher-Farr Amendment”) to the Commerce, Justice, Science, and Related Agencies Appropriations Bill, which funds the United States Department of Justice (the “DOJ”). The Rohrabacher-Farr Amendment prohibits the DOJ from using funds to prevent states with medical cannabis laws from implementing such laws. In August 2016, a 9th Circuit federal appeals court ruled in United States v. McIntosh that the Rohrabacher-Farr Amendment bars the DOJ from spending funds on the prosecution of conduct that is allowed by state medical cannabis laws, provided that such conduct is in strict compliance with applicable state law. In March 2015, bipartisan legislation titled the Compassionate Access, Research Expansion, and Respect States Act (the “CARERS Act”) was introduced, proposing to allow states to regulate the medical use of cannabis by changing applicable federal law, including by reclassifying cannabis under the Controlled Substances Act to a Schedule II controlled substance and thereby changing the plant from a federally-criminalized substance to one that has recognized medical uses. More recently, the Respect State Marijuana Laws Act of 2017 has been introduced in the U.S. House of Representatives, which proposes to exclude persons who produce, possess, distribute, dispense, administer or deliver marijuana in compliance with state laws from the regulatory controls and administrative, civil and criminal penalties of the CSA.

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These developments previously were met with a certain amount of optimism in the cannabis industry but have yet to be fully adopted or may be limited in their application.

Furthermore, on January 4, 2018, the U.S. Attorney General, Jeff Sessions, issued a written memorandum (the “Sessions Memo”) to all U.S. Attorneys stating that the Cole Memo was rescinded effectively immediately. In particular, Mr. Sessions stated that “prosecutors should follow the well-established principles that govern all federal prosecutions,” which require “federal prosecutors deciding which cases to prosecute to weigh all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community.” Mr. Sessions went on to state in the memorandum that given the Justice Department’s well-established general principles, “previous nationwide guidance specific to marijuana is unnecessary and is rescinded, effective immediately.”

It is unclear at this time whether the Sessions Memo indicates that the Trump administration will strongly enforce the federal laws applicable to cannabis or what types of activities will be targeted for enforcement. However, a significant change in the federal government’s enforcement policy with respect to current federal laws applicable to cannabis would cause significant financial damage to us. While we do not currently harvest, distribute or sell cannabis, we may be irreparably harmed by a change in enforcement policies of the federal government depending on the nature of such change. As of the date of this Offering, we have provided services to state-approved cannabis dispensary facilities. As a result, we could be deemed to be aiding and abetting illegal activities, a violation of federal criminal law.

Additionally, as we are always assessing potential strategic acquisitions of new businesses, we may in the future also pursue opportunities that include growing and distributing medical or recreational cannabis, should we determine that such activities are in the best interest of the Company and our stockholders. Any such pursuit would involve additional risks with respect to the regulation of cannabis, particularly if the federal government determines to actively enforce all federal laws applicable to cannabis.

The recent decision by Administrators at the State of Washington Liquor/Cannabis Control Board that the delivery of cannabis which is conditioned upon or done in connection with the provision or receipt of financial consideration is prohibited, has and will have negative financial impacts on our results of operation and our ability to operate pursuant to our business plan, and would have even greater negative implications for our business if adopted by other states.

Recently administrators at the State of Washington Liquor/Cannabis Control Board issued violation notices to dispensaries that had signed up and were using our services, including dispensaries that were related to us. The violation notices stated that the delivery of cannabis which is conditioned upon or done in connection with the provision or receipt of financial consideration is prohibited under Washington State Law and the license these dispensaries have been issued. As all of our historical operations have been conducted in the state of Washington, this notice has resulted in the resignation of all unrelated dispensaries from our systems delivery program, and our inability to get any additional dispensaries to use our delivery services.

While dispensaries related to us, are presently in the process of administratively appealing this decision, in the event that they are not successful either in this appeal or the subsequent court action which will likely follow, our business in the state of Washington will be severely restricted and negatively impacted, and may entirely cease to exist. Additionally, if this administrative position is followed by other state administrators, our entire business plan related to our future growth and advancement as a cannabis delivery service would be substantially and severely impacted and may fail.

Any potential growth in the cannabis industry continues to be subject to new and changing state and local laws and regulations.

Continued development of the cannabis industry is dependent upon continued legislative legalization of cannabis at the state level, and a number of factors could slow or halt progress in this area, even where there is public support for legislative action. Any delay or halt in the passing or implementation of legislation legalizing cannabis use, or its sale and distribution, or the re-criminalization or restriction of cannabis at the state level could negatively impact our business. Additionally, changes in applicable state and local laws or regulations could restrict the products and services we offer or impose additional compliance costs on us or our customers and tenants. Violations of applicable laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. We cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be materially averse to our business and operations.

The cannabis industry faces significant opposition, and any negative trends will adversely affect our business operations.

We are substantially dependent on the continued market acceptance, and the proliferation of consumers, of medical and recreational cannabis. We believe that with further legalization, cannabis will become more accepted, resulting in a growth in consumer demand. However, we cannot predict the future growth rate or future market potential, and any negative outlook on the cannabis industry may adversely affect our business operations and income.

Large, well-funded business sectors may have strong economic reasons to oppose the development of the cannabis industry. For example, medical cannabis may adversely impact the existing market for the current “cannabis pill” sold by mainstream pharmaceutical companies. Should cannabis displace other drugs or products, the medical cannabis industry could face a material threat from the pharmaceutical industry, which is well-funded and possesses a strong and experienced lobby. Any inroads the pharmaceutical, or any other potentially displaced, industry or sector could make in halting or impeding the cannabis industry could have a detrimental impact on our business.

Additionally, health issues related to the use of cannabis, known or unknown at this time, may have an impact on our business and income. If such health issues become a factor following increased use of any of the many cannabis products, the industry as a whole and our business in particular may be subject to an increase in restrictive state or federal regulations as well as decreased demand resulting in a detrimental impact on our business and operations.

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Risks Relating to Our Business and Early Stage of Development

We are a development stage company, have generated only limited revenues, and have only a limited operating history upon which you can evaluate our business and prospects. An investment in the shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plans.

Our Company was only recently formed we have only realized a limited amount of revenue; and we have an accumulated deficit on our balance sheet.

We have very little if any operating history upon which to evaluate the future prospects of our current business plan. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the highly competitive internet and mobile application industry.  Our ability to achieve and maintain profitability and positive cash flow is highly dependent upon a number of factors, including our ability to attract customers for our services, while keeping costs to a minimum. Based upon current plans, we expect to incur operating losses in future periods as we incur expenses associated with the initial startup of our business. Furthermore, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our operations or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

You should consider our prospects in light of the risks, expenses, and difficulties those companies in their earlier stage of development encounter. Our success depends upon our ability to address those risks successfully, which includes, among other things: whether we will be able to assemble and maintain the necessary resources, including financial resources, that we will need to implement our business plan; whether we can continue to build and maintain a strong management team that can develop and execute our business strategy; whether we will be successful in establishing and maintaining the strategic associations necessary to implement our business strategy; and whether we will be successful in implementing our sales and marketing strategy. We forecast our future expense levels based on our operating plans and our estimates of future revenues. If our revenues grow at a slower rate than we anticipate, or if our spending levels exceed our expectations or cannot be adjusted to reflect slower revenue growth, we may not generate sufficient revenues to achieve or sustain profitability. In this case, the value of your investment could be reduced or lost. We expect to continue to incur losses for the immediate future as we build our infrastructure, continue our sales and marketing efforts, and continue development of our services. Even if we do achieve profitability, we may not sustain or increase profitability on a quarterly or annual basis. Failure to achieve or maintain profitability will materially and adversely affect the market price of our common stock.

If we are unable to raise the required capital to continue our plan of operations, the development of our revenue base will be hampered, and our business may fail.

We currently have some operating capital and we will be dependent on raising sufficient capital in order to continue with our plan of operations and to accumulate a customer base for our services. We cannot assure investors that we will be able to acquire the necessary financing in the near future or on terms that are acceptable to us to continue or grow operations sufficient to generate net profits.

Also, additional equity financing could result in significant dilution to our shareholders. Further, if sufficient capital is not available, we may be required to delay or severely reduce the scope of our business plan.

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Our auditors have expressed substantial doubt about our ability to continue as a going concern.

We cannot offer any assurance as to our future financial results.  Also, we cannot provide any assurances that we will be able to secure additional funding from public or private offerings on terms acceptable to us, or at all, if and when needed. Our inability to achieve profitability from our current operating plans or to raise capital to cover any potential shortfall would have a material adverse effect on our ability to meet our obligations as they become due.  If we are not able to secure additional funding if and when needed, we would be forced to curtail our operations or take other action in order to continue to operate. These and other factors raise substantial doubt by our auditors about our ability to continue as a going concern. If we are unable to meet our obligations and are forced to curtail or cease our business operations, investors could suffer a complete loss of their investment in our securities.  In the auditors’ opinion, our limited financial statements as of and for the periods from August 23, 2019 to December 31, 2019 (Successor) and January 1, 2019 to August 22, 2019 (Predecessor) indicate that there is substantial doubt about our ability to continue as a going concern.

We are highly dependent on the proceeds from this Offering to implement our business plans and do not have any other sources of funding other than loans from our founders; failure to raise the entire amount of the Offering funds sought could result in a failure of our business and a total loss of any investment made in our Company.

We are planning to use the proceeds of this offering to initiate the first stages of our business plan. If we sell all of the shares, we will receive the total proceeds of $6,000,000, less offering expenses, if any, leaving us with a total of $6,000,000, which we expect to spend to implement our business plans.

Even if we are successful in commencing our business plans, however, there is no guarantee that we will be able to generate revenues or that revenues will be sufficient to maintain our business over time. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our business plans.

Demand for our products depends on continuing interest in mobile and computer applications in general and acceptance of our Pelican Delivers product in particular.

Our ability to generate revenues from our delivery service depends on the extent to which consumers continue to adopt and use mobile and electronic devices to access the Internet and provide products and services, as well as purchase and download mobile applications. Although growth trends are on an upward track, consumers may not significantly increase their use of mobile applications as quickly as our business model contemplates. In any such event, our business, operating results and financial condition could be adversely impacted.

Furthermore, increased demand by consumers for mobile services and applications will be necessary for wireless carriers to invest in the continued improvement and expansion of their networks. Demand for mobile applications may not continue to increase if there is limited availability or acceptance of mobile devices designed for our applications or if the quality of the wireless service does not meet consumer expectations in relation to the prices charged. In either case, our products might not attract widespread interest or be exposed to a much smaller user base. If long term expectations for mobile services are not realized or do not support a sustainable business model, the demand for our products may cease and we may not be able to generate revenues or become profitable in the future.

In addition, there is no guarantee the Pelican Delivers application we are currently planning to offer will be accepted by the public, which means we could be forced to expend significant, unexpected time and funds on further research and development of our technology. Our business plans may not allow us to successfully offer our products and services in a manner that will allow us to sustain our business.

10

Mobile applications can be complex and may take longer to be accepted before they are commercially successful. We may not recognize adequate revenue until after we have incurred significant delays and costs in the improvement of our online software application.

As we are licensing a new technology which has only been recently released to the public, we may find that there are substantial delays and costs incurred in the acceptance of the technology before it is fully accepted for use by the public. New products and their required enhancements often take substantial time to develop because of their complexity. We may not, therefore, recognize significant revenues until we have incurred further significant software improvement/development expenses. In addition to delayed recognition of revenue, our operating results will suffer if we fail to meet customer expectations, pique their interest or satisfy their needs.

Our Pelican Delivers service could contain undetected errors which could harm our reputation and adversely affect our business.

Our delivery application is highly technical. It’s possible it may contain undetected errors or defects. Any errors or defects discovered in the service after it has been sold and downloaded could result in loss of revenue or delay in revenue recognition, loss of customers, and increased service cost. In addition, we could face claims for product liability. Defending a lawsuit, regardless of its merit, is costly, may divert management’s attention away from the business and could adversely affect the market’s perception of our Company, our brand and our products. Any such damage to our reputation would adversely affect our business results.

Actual or perceived security vulnerabilities in mobile devices could negatively affect our business.

The security of mobile devices and wireless networks is crucial to our business. Viruses, worms and other malicious software programs that attack mobile devices and wireless networks have been developed and deployed.  Security threats could lead some mobile subscribers to reduce or delay their purchases of mobile content and applications in an attempt to minimize the threat. Wireless carriers and device manufacturers may also spend more on protecting their devices and networks from attack. This could delay adoption of new mobile technologies which tend to include more features and functionalities that facilitate increased use of mobile content and applications. In any such instance, actual or perceived security threats and the reactions to those threats concerning our ordering platform could reduce our revenue. Additionally, any perceived security risk ascribed specifically to the use of Pelican Delivers would have a further negative effect on our business.

Privacy concerns relating to our technology could damage our reputation and deter current and potential users from using our technology and services.

Users may be concerned about whether our technology or services compromise the privacy of users and others, or about our practices with regard to the collection, use, disclosure or security of personal information, or other privacy-related matters. Addressing such concerns could increase costs or delay adoption of our service. In any such instance, actual or perceived privacy threats and the reactions to those threats could reduce our revenue or affect our business operations. It is possible that certain jurisdictions may enact laws or regulations concerning the privacy of users and others that impact our ability to offer our products and services and could harm our business.

If we are unable to manage future growth effectively, our business, results of operations and financial condition could be adversely affected. We may have difficulty scaling and adapting our existing architecture to accommodate increased traffic and technology advances or changing business requirements, which could lead to the loss of users, advertisers and subscribers, and cause us to incur expenses to make architectural changes.

We hope and expect to grow rapidly, both in the rate of our sales and operations and the number and complexity of our services, distribution channels, and service development activities.

Our growth, coupled with the rapid evolution of our markets, will place significant strains on our administrative, operational, technical, and financial resources and increase demands on management, procedures, and controls.

Among other things, we may be required to constantly update our software and services as new devices and technologies come on the market. If we are unable to keep our offerings up to date, we could lose return customers, generate negative reviews in social media and suffer losses of revenues.  We also don’t know if we will be able to afford to continue to upgrade our service offerings, as and when required.

The greater the user traffic and the greater the complexity of our products and services, the more risk we will face to our business and the more we may need to expand and upgrade our technology. Expansion is expensive and complex and could result in inefficiencies or operational failures.

Equally, our performance, reliability and availability require that we have adequate capacity in our systems to cope with the volume of traffic. As our operation grows in size, we will need to improve and upgrade our systems and infrastructure to offer our customers speedy service, features and functionality. The expansion of our systems and infrastructure will require us to commit substantive financial, operational and technical resources as the volume of our sales rises.  Building out its infrastructure is but one of the challenges we face in maintaining a competitive advantage. Cost increases, loss of traffic or failure to accommodate new technologies or changing business requirements could harm our operating results and financial condition. Any such failures could result in a loss of customers and could harm our reputation, results of operations, possible revenues and a total loss to you of any investment you make in our shares.

11

We rely on bandwidth providers, data centers or other third parties for key aspects of the process of providing services to our users. Any failure or interruption in the services and products provided by these third parties could harm our ability to operate our business and damage our reputation.

We plan to host our software application and provide downloads to our customers from numerous data centers. We will either not control, or exercise little control, over the operations at these third-party facilities. All of these facilities are subject to disruptions from acts of God or man including hurricanes, earthquakes, floods, fires, terrorist attacks, power outages, telecommunication failures and similar events.  They could also be subject to break-ins, computer viruses, denial of service attacks, sabotage or other acts of vandalism. These conditions could negatively impact our relationship with users and adversely affect our brand and our business.

Any of these disruptions could result in lengthy interruptions in our ability to sell and transmit our products. Although we will have off-site copies of our software and services, we could still be subject to interruptions or delays in our ability to conduct business. Such interruptions could harm our reputation, reduce our revenue, cause us to incur financial penalties or subject us to potential liability. These conditions could negatively impact our relationship with users and adversely affect our brand and our business.

Because we depend on key personnel for our continued operations and future success, a loss of certain key personnel could significantly hinder our ability to move forward with our business plan.

Because of the specialized nature of our business, we are highly dependent on our ability to identify, hire, train and retain highly qualified sales, management, technical personnel. In particular, the loss of our existing management personnel or key employees would be significantly detrimental to us. Our anticipated growth and expansion will require the addition of new management personnel and the development of additional expertise by existing management personnel. There is intense competition for qualified personnel in the areas of our present and planned activities, and there can be no assurance that we will be able to continue to attract and retain the qualified personnel necessary for the development of our business. The failure to attract and retain such personnel or to develop such expertise would adversely affect our business.

The mobile applications industry is and will likely continue to be characterized by rapid technological changes which will require us to develop new enhancements or versions of our services or could even render our product obsolete.

The market for content and applications for mobile devices is characterized by rapid technological changes with frequent variations in user requirements and preferences, frequent new product and service introductions embodying new technologies and the emergence of new industry standards and practices. Products and services using emerging industry standards could make our service less attractive.

Our success will depend in part on our ability to enhance our services, develop or incorporate new technologies, respond to emerging industry standards and practices and license leading technologies that will be useful in our business in a cost-effective manner. We may not be able to successfully use new technologies or adapt our current technologies to new customer requirements or emerging industry standards. The introduction of new products embodying new technologies, or the emergence of new industry standards could render our Pelican Delivers service obsolete, unmarketable or uncompetitive.

Furthermore, our competitors may have access to technology not available to us, which may enable them to produce products of greater interest to consumers at a more competitive price. Failure to respond in a timely and cost-effective manner may result in serious harm to our business and operating results. Consequently, our success will depend on our ability to develop and market products that respond to technological advances, evolving industry standards and changing consumer preferences in a timely manner.

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We may not be able to develop establish and maintain our applications on all mobile operating systems.

Our development team will ensure that our applications are compatible with as many mobile operating systems as possible, however, each operating system has different technical requirements. Whether our applications are adapted to support a particular operating system will depend on the size of the user base and whether a distribution agreement is in place. Some operating systems may not have a sufficiently large or desirable user base to offset the cost of adaptation.

Equally, the operating systems are undergoing constant refinement and improvement. Significant changes to an operating system may prevent our applications from working properly, or at all. If we are unable to adapt or maintain our applications on an operating system, the user base will not be able to run our applications or view our content.  This could adversely affect our business and results of operations, thereby impacting the value of any investment you may make in our securities.

The mobile application industry is highly competitive, and we may be unable to successfully compete and generate revenues, which could result in a total loss of all investments.

The application industry is highly competitive. The market includes individual programmers and companies from all over the world. Competition continues to increase as consumers and businesses realize the market potential of mobile applications. In addition, new competitors and new alliances between existing ones could emerge and rapidly acquire market share to our detriment. There may be additional threats from companies introducing new or disruptive products. Plus, some of our competitors may be better positioned than we are to be able to afford the time and money required to invest in new technology and products. Many of our current and potential competitors may have advantages over us including:

• Longer operating histories and greater market presence,

• Better name recognition,

• Access to larger potential customer bases,

• Economies of scale and cost structure advantages, and

• Greater sales and marketing, programming, distribution, technical, financial and other resources.

These competitors also have established or may establish financial or strategic relationships among themselves or third parties.  In addition, some of our competitors have used or may use aggressive pricing or promotional strategies, have stronger relationships on more favorable terms with retail outlets. These relationships may affect the ability of potential customers to purchase our products.

Unless we are successful in establishing our brand name and selling our products, we may be unable to successfully enter the industry and generate revenues. As a result, investors could lose any investment made in our shares.

We must forge relationships and agreements with outside contractors and distributors. Changes to those relationships or failure to reach agreements could adversely affect our business.

We expect to rely upon outside contractors to provide the programming and additional technical and artistic services for the products we create.  If these business relationships were to be disrupted or terminated, we might be unable to replace the contractors on a timely basis for a comparable price. We would also have to spend time and resources to find and train new contractors. Either way, our ability to create and deliver products would be delayed and our business, operating results and financial condition would be adversely affected.

Equally, our strategy for entering the marketplace is dependent upon establishing agreements with existing cannabis suppliers and customers using our system. We need to develop and maintain strategic relationships with these entities in order for them to offer our products to their end-users. It is likely the agreements will not be exclusive and will not obligate the partner to market or distribute our products exclusively. Our success is dependent upon the partners properly presenting and distributing our products.

We have not yet negotiated, executed or entered into any agreements and relationships with any such partners and, if and when we do, we can’t be sure that such partners will properly present and promote our products nor that the partners will be successful in their efforts to market our products. If we are unable to enter into or maintain such agreements, we may be unable to expand our business sufficiently in order to generate significant net revenue.

13

We are dependent on our customers and retail partners making timely payments and not disputing charges.

Our customers, users and drivers may dispute the amounts owed or refuse to pay their credit cards or other purchasing facilities. Our failure to be able to collect payments or our receipt of high levels of chargebacks (disputes) to our account charges would have a material adverse effect on our business plans and results of operations.

Because our officers and directors own a majority of our common stock, investors may find that corporate decisions made by these controlling parties are inconsistent with their best interests.

David and Tina Comeau are both controlling shareholders, as well as controlling officers and directors, currently owning more than 70% of the outstanding shares of our common stock, and, upon completion of this offering, will own over 51% of our outstanding common stock if the maximum number of shares are sold. Accordingly, they will have control over the outcome of virtually all corporate transactions or other matters, and also the power to prevent or cause a change in control. In addition, as controlling officers and directors, they will have the sole authority to determine their own salaries and perquisites, if any, and will have the ability to decide how any and all business income is spent and operations are conducted. The views and interests of Mr. and Mrs. Comeau, as controlling shareholders, may differ from the interests of the other stockholders and potentially impact the value of other shareholders interests.

Our officers and directors have conflicts of interest for their time in that they have other activities that may prevent them from devoting full time to our operations, when needed, which may slow our operations and possibly reduce our financial results.

Our officers and directors have conflicts of interest for their time in that they have other activities that may prevent them from devoting full time to our operations. Although they expect to devote between 20 and 30 hours per week to our business, they may at times be unable to do so. Their available time to devote to our business operations may, therefore, be sporadic. In general, they intend to devote as much time as required to our business; however, when they are working on other business matters, they may not be able to devote the time necessary to our business, which may delay or limit implementation of our business plans. The limited number of hours our officers and directors will have to devote to our business activities may negatively affect our operations and reduce or limit our potential revenues and financial results, which could result in a materially negative impact on our business results.

If we are successful in moving forward in our business plan, we will need to hire additional employees. If competent and knowledgeable employees are not available to us, as and when needed, we may be unable to expand our business when we are ready to do so, which could result in possible revenue losses.

We are dependent on our officers and directors to attract and retain the necessary personnel. The expansion of our business will place further demands on existing management and future growth. When we are ready to expand beyond our initial mobile offerings, our success will depend in large part upon our ability to attract, develop, motivate and retain employees and contractors. Competition for qualified personnel is high and we may not be able to hire or retain qualified personnel, if and when needed. As a result, we may be unable to expand our business when we are ready to do so.  The failure to attract and retain the necessary personnel could have a materially adverse effect on our business, operations and financial condition.

If we fail to maintain effective internal controls over financial reporting, our business and results of operation may be adversely impacted.

While we seek to maintain strong corporate governance, computer, financial and other control systems, growth will also put stress on our internal controls.  If we are not able to attract and maintain experienced and effective personnel, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices. As a result, we may experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002. This could result in significant deficiencies or material weaknesses in our internal controls which could impact the reliability of our financial statements and prevent us from complying with SEC rules and regulations and the requirements of the Sarbanes-Oxley Act of 2002. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

14

Risks Related to Legal Uncertainty

Our success is influenced, in part, on obtaining, maintaining and enforcing our proprietary rights and our ability to avoid infringing on the proprietary rights of others.

We seek patent protection for those inventions and technologies for which we believe such protection is suitable and is likely to provide a competitive advantage to us. Because patent applications in the United States are maintained in secrecy until either the patent application is published or a patent is issued, we may not be aware of third-party patents, patent applications and other intellectual property relevant to our products that may block our use of our intellectual property or may be used in third-party products that compete with our products and processes. In the event a competitor or other party successfully challenges our products, processes, patents or licenses or claims that we have infringed upon their intellectual property, we could incur substantial litigation costs defending against such claims, be required to pay royalties, license fees or other damages or be barred from using the intellectual property at issue, any of which could have a material adverse effect on our business, operating results and financial condition.

We also rely substantially on trade secrets, proprietary technology, nondisclosure and other contractual agreements, and technical measures to protect our technology, application, design, and manufacturing know-how, and work actively to foster continuing technological innovation to maintain and protect our competitive position. We cannot assure you that steps taken by us to protect our intellectual property and other contractual agreements for our business will be adequate, that our competitors will not independently develop or patent substantially equivalent or superior technologies or be able to design around patents that we may receive, or that our intellectual property will not be misappropriated.

The cost of protecting our proprietary intellectual property rights or defending intellectual property infringement lawsuits brought by others may prevent us from obtaining profitable operations.

We could incur substantial costs in defending intellectual property infringement lawsuits brought by others and in prosecuting intellectual property lawsuits against third parties who may infringe our rights.

Competition in our markets is intense and our competitors may independently develop or obtain patents on technologies that are substantially equivalent or superior to our technology. Many parties in the telecommunications and software industries have begun to apply for patent protection covering innovative proprietary technologies and business methods.  Given that mobile content and applications interact with a variety of technologies in the mobile ecosystem, existing or future patents may preclude us from using certain proprietary technologies or business methods.

In addition, litigation concerning intellectual property rights and the infringement of those rights, including patents, trademarks and copyrights, has grown significantly over the last several years, and is likely to continue to grow. Intellectual property rights, by their nature, are uncertain and involve complex legal and factual questions. We may unknowingly infringe on the proprietary rights of others and may be liable for our infringement, which could cost us significant amounts. We are not aware of any third-party intellectual property rights that would prevent our use of our proposed technology, although rights of that type may exist. If we infringe on the intellectual property of another party, we could be forced to seek a license to those intellectual property rights or alter our products or processes, so they no longer infringe on the rights of the third party. If we are required to obtain a license to another party's proprietary rights, that license could be expensive, if we could obtain it at all.

If we become the subject of infringement claims, we may be forced into litigation which could cause us to devote significant resources as well as a management time and attention to defending against the claims. If the defense fails, we may be required to pay damages or enjoined from using a particular technology or business method or forced to obtain a license and/or pay royalties to continue using the technology or method. The assertion of intellectual property infringement claims could have a material adverse effect on our business, operating results or financial condition.

15

Our operations are subject to all regulations associated with internet and mobile applications, including those specific to the various online stores in which our products will appear.   If we are unable to comply with any of these laws, rules and regulations, we may be limited in our product offerings, which could severely limit our business operations and revenues.

Our operations are subject to rapidly changing regulations, which include data privacy laws, content or software regulation and sales and use taxes on both a government and retail level. Because of this rapidly evolving and uncertain regulatory environment, we cannot predict how these laws and regulations might affect our business operations. In addition, these uncertainties make it difficult to ensure compliance with the laws and regulations governing the Internet and content or software download.  These laws and regulations could harm our operations and force us to change our currently proposed business operations if they become too costly.

Although there are few laws and regulations currently that are directly applicable to the Internet, proposed laws and regulations could be adopted in the future covering issues such as content, software downloading, licensing, license fees, privacy, pricing, sales taxes and characteristics and quality of Internet services. The adoption of restrictive laws or regulations could slow Internet usage or expose us to significant liabilities associated with mobile software and content. The application of existing laws and regulations governing Internet issues such as patents, property ownership and personal privacy are also subject to substantial uncertainty. There can be no assurance that current or new government laws and regulations, or the application of existing laws and regulations (including laws and regulations governing issues such as property ownership, patents, content and taxation), will not expose us to significant liabilities, significantly slow Internet growth or otherwise cause a material adverse effect on our business operations, results of operations or financial condition.

Our planned operations to download mobile content and software from the Internet will subject our operations to potential liability for negligence and/or infringement of copyright and intellectual property laws, as well as government regulations.

As we expand our operations to delivering our services to mobile devices, we will be subject to potential liability for negligence, copyright, patent and trademark violations, defamation, indecency and other claims, based on the nature and content of the materials that are developed and provided to customers on Pelican Delivers. Such claims have been brought, and sometimes successfully pressed, against Internet software developers and distributors, even though not the direct providers of the content (as is the case with us). In addition, we could be exposed to liability for erroneous, false or misleading information.

Any violation of a copyright or intellectual property law, or government regulation by a user, may also be imposed indirectly on us. Any such imposition of a liability that is not covered by insurance, is in excess of insurance coverage or is not covered by an indemnification by a content provider could have a material adverse effect on our business, results of operations and financial condition.

Liability or alleged liability could harm our business by damaging our reputation, requiring us to incur expensive legal costs in defense, exposing us to awards of damages and costs and diverting management's attention away from our business operations. Any such liability or violation could severely impact our business operations and/or revenues.

We have not yet fully examined or done any legal investigation of the copyright or intellectual property laws that will apply to our plan of operation and may not ever have sufficient funding to do so.

16

Risks Relating to Our Securities

The offering price of the Shares have been determined arbitrarily by us and does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.

We have arbitrarily determined the offering price of the Shares. In determining the number of Shares and common stock to be offered and the offering price, we took into consideration the amount of money we would need to implement our business plans and the number of shares we wanted to offer to the public. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

Because of the high costs of operating as a public company, our financial resources available for normal business operations will be reduced if we file to register our Company’s stock with the SEC.

We expect to file a registration statement with the Securities Exchange Commission upon completion of this Offering. The Sarbanes-Oxley Act of 2002, as well as related new rules and regulations implemented by the Securities and Exchange Commission and the Public Company Accounting Oversight Board, require changes in the corporate governance practices and financial reporting standards for public companies. These new laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002 relating to internal control over financial reporting, referred to as Section 404, will materially increase our legal and financial compliance costs and make some activities we perform more time-consuming and more burdensome. We expect these rules and regulations to continue to increase our legal and financial compliance costs and to make some activities more time-consuming and costly in the future. We may need to adopt and implement additional policies and procedures to further strengthen our financial reporting capability. However, the process of designing and implementing an effective financial reporting system is a continuous effort that will require us to anticipate and react to changes in our business and the economic and regulatory environments. All of this requires us to expend significant resources on things other than normal business operations. We also expect these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.

If we begin trading our stock on a public exchange or trading platform, our stock will likely be defined as a Penny Stock under Securities and Exchange Commission Rule 15g-9, limiting to whom brokers can sell our stock and effectively creating a less liquid market for our investors to sell their shares.

If the common stock sold in this Offering is made available for trading on any securities exchange or trading platform, it will likely be defined as a "penny stock" under the Securities and Exchange Act of 1934 (selling for less than $5 per share on the OTC BB), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with a spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it more difficult for you to resell any shares you purchase.

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Risks Relating to an Investment in Our Securities

We will have broad discretion in applying the net proceeds of this Offering and may not use those proceeds in ways that will enhance the market value of our securities.

We have significant flexibility in applying the net proceeds we will receive in this Offering. We will use the proceeds that we receive from the sale of the Shares in this Offering for working capital and other corporate purposes as more particularly described herein. As part of your investment decision, you will not be able to assess or direct how we apply these net proceeds. If we do not apply these funds effectively, we may lose significant business opportunities. Furthermore, our common stock price could decline if the market does not view our use of the net proceeds from this Offering favorably.

Our future capital needs could result in dilution of your investment.

Our Board of Directors may determine from time to time that there is a need to obtain additional capital through the issuance of additional shares of our common stock or other securities. We may sell a substantial number of additional shares of our common stock in connection with a private placement or public offering of shares of our common stock (or other series or class of capital stock to be designated in the future). Investors in subsequent offerings may also have rights, preferences and privileges senior to our current stockholders which may adversely impact our current stockholders. We could also issue common stock to certain parties, such as vendors and service providers, as payment for products and services, which would dilute your interest in the Company and may dilute the net tangible book value per share of our common stock. Sales of a substantial number of shares of our common stock under any of the circumstances described above could also adversely affect the market price for our common stock and make it more difficult for you to sell shares of stock you acquire in this offering at times and prices that you feel are appropriate.

The securities laws may restrict transferability of the securities sold in the Offering.

The Shares have not been registered under the Securities Act, nor have they been registered or qualified under any state or foreign securities laws. Such securities are being issued based upon our reliance upon an exemption from registration under the Securities Act for an offer and sale of securities that does not involve a public offering. Unless such securities are so registered, they may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state or foreign securities laws. Investors subscribing for Shares will first be required to make representations and covenants concerning these transfer restrictions which are necessary to satisfy the requirements of the exemption from registration being relied upon by us for the issuance. The certificates representing the shares of common stock will bear a legend indicating that they are so restricted.

You must make an independent investment analysis in connection with this Offering.

No independent legal, accounting or business advisors have been appointed to represent the interests of prospective investors in connection with this Offering. Neither the Company, nor any of its officers, directors, employees or agents makes any representation or expresses any opinion with respect to the merits of an investment in Shares offered hereby, including, and without limitation, the Company’s proposed value or the value of shares of common stock or preferred stock. Each prospective Investor is therefore encouraged to engage independent accountants, appraisers, attorneys and other advisors to: (i) conduct a due diligence review as the prospective investor may deem necessary and advisable, and (ii) provide advice with respect to the merits of an investment in the Shares offered hereby and applicable risk factors as a prospective investor may deem necessary and advisable to rely upon. We will fully cooperate with any prospective Investor who desires to conduct an independent analysis, so long as such cooperation is not unduly burdensome. Each prospective Investor acknowledges that he, she or it has been informed and understands that our legal counsel has not provided any legal advice or expertise to them directly or as any part of this Memorandum.

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FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. The actual results could differ materially from our forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

USE OF PROCEEDS FOR THE SALE OF COMPANY SHARES

We estimate that the total proceeds from the sale of shares offered by the Company will be approximately $6,000,000 if the maximum number of 3,000,000 shares are sold. Our principal reason for raising these funds and thus engaging in this Offering is to obtain capital to achieve customer awareness of our service and to support our resulting growth. In this regard we generally expect to allocate funds between marketing/advertising, the payment of employee salaries and benefits, software development and expenditures related to our operations. Based on three different possible results of this offering ($6, $4 or $2 million raised) we anticipate a breakdown of our use of proceeds to be as follows:

Expenditure Category	Amount Raised
	$6 Million	$4 Million	$2 Million
Employee Salaries/Benefits	$1,200,000	$693,000	$457,000
Marketing / Advertising	$3,000,000	$2,000,000	$562,000
Legal/Insurance	$350,000	$350,000	$350,000
Operations/Working Capital	$650,000	$429,000	$283,000
Software Development	$800,000	$528,000	$348,000

The amount of our actual expenditures will be influenced by several factors, including the timing and extent of our expansion opportunities, the amount of cash used by our operations and the occurrence of unforeseen opportunities and events. Our priority is to first maintain a basic level of service needed to run our operations and then to expand our customer base by use of online and other marketing efforts. Our management team will have broad discretion in determining the use of the net proceeds of this Offering. Pending the use of the net proceeds, we intend to invest the funds received in short-term, investment-grade, interest-bearing accounts and instruments, if available.

We will not receive any proceeds from the sale of Shares being sold by the Selling Shareholders. The Selling Shareholders will be able to utilize all proceeds from the sale of the Shares they sell under this offering without restriction or use by the Company.

We currently do not have any firm arrangements for financing in addition to the financing contemplated by this prospectus, other than the Revolving Credit Promissory Note with the founders. We may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for minerals and the costs of exploring for or commercial production of this material.

DETERMINATION OF OFFERING PRICE

The $2.00 per share offering price of our common stock was chosen by management to equal a price per share management believed represented the value of the Company of the date of sale. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

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DILUTION

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price. The historical net tangible assets as of March 31, 2020, was a deficit of $439,665 or a deficit of approximately $0.032186 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of March 31, 2020. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering, and also assumes that the 150,000 stock options outstanding are exercised.

The following table sets forth as of the closing of this offering, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase the maximum offering from the Company of 3,000,000 shares, or 75%, 50% or 25% of the offering.

Data from Un-Audited Financial Statements March 31, 2020
Fixed Assets	$7,364
Current Assets	$31,708
Current Liabilities	$140,723
Long term Liabilities	$355,601
Historical Net Tangible Asset	$(439,665)
Historical Net Tangible Asset/share	$(0.032186)

Data from IPO
Par Value per Share	$0.001
Offering Price per Share	$2.00
Number of Shares outstanding	13,660,000
Number of Shares offered by Company	3,000,000
Number of Share options exercised	150,000
Post offering number of Shares outstanding	16,810,000
Total Amount to be receive from offering	$6,000,000

Right of use assets and related operating lease liabilities have been excluded from the calculation of Historical Net Tangible Asset and NTBV.

Pro Forma Net Tangible Book Value ("NTBV") Dilution Table
Purchasers of Shares in this Offering if;	100% of Shares Sold	75% of Shares Sold	50% of Shares Sold	25% of Shares Sold
Price per share	$2.00	2.00	2.00	2.00
Post offering net tangible book value	$5,575,335	4,075,335	2,575,335	1,075,335
Post offering NTBV per share	$0.331668	0.253757	0.168213	0.073855
Pre-offering NTBV	$(439,665)	(439,665)	(439,665)	(439,665)
Pre-offering NTBV per share	$(0.032186)	(0.032186)	(0.032186)	(0.032186)
Increase in NTBV per share attributable to cash payment by purchasers	$0.363854	0.285943	0.200399	0.106042
Percentage Increase in NTBV per share attributable to the cash payment made by purchasers	1,130%	888%	623%	329%
Amount of Immediate dilution in NTBV which will be absorbed by purchasers	$5,004,997	3,929,047	2,747,681	1,444,608
Percentage Amount of Immediate dilution in NTBV which will be absorbed by purchasers	83%	87%	92%	96%

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PLAN OF DISTRIBUTION

The Market for Our Shares of Common Stock

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are currently not traded or listed on any exchange. After the effective date of the registration statement of which this prospectus forms a part, we intend to have a market maker file an application with the Financial Industry Regulatory Authority to have our common stock quoted on the OTC Bulletin Board or in the alternative will apply to a listing platform such as NASDAQ. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

The OTC Bulletin Board is maintained by the Financial Industry Regulatory Authority. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The Offering will be Sold by Our Officers and Directors

The Company is offering up to a total of 3,000,000 shares of common stock while the Selling Shareholders are offering up to a total of 900,000 shares. The offering price for the Company is set at $2.00 per share. The Company’s offering will be for a period of 120 days from the effective date and may be extended for an additional 90 days if we choose to do so. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the entire 3,000,000 shares. There are no specific events which might trigger our decision to terminate the offering. All persons who purchase shares from the Company will be required to sign and agree to the Subscription Agreement provided in Exhibit 10.13.

The Selling Shareholders who are offering 900,000 of the shares of common stock in this registration statement may sell all or a portion of their shares at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. Prior to our stock being quoted on the OTC Bulletin Board, the OTCQX, the OTCQB or listed on a securities exchange, the selling shareholders will only sell their shares at the fixed offering price of $2 per share. Thereafter the selling shareholders may sell their stock at any prevailing market prices or privately negotiated price they can obtain. The selling shareholders will receive all the net proceeds from their portion of this offering. We will, however, bear all costs associated with the registration of the shares covered by this prospectus. The selling shareholders will pay all brokerage commissions and discounts attributable to the sale of their shares, plus brokerage fees.

The Shares are being offered on a “best efforts” basis and there can be no assurance that all or any of the Shares offered will be subscribed or sold. There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes or if sold by the Selling Shareholders, for their personal use based on their sole discretion.

We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal number of shares, in which case our ability to execute our business plan might be negatively impacted. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason whatsoever. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

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Upon completion of this offering, we shall have raised and borrowed enough money to effectuate our basic initial business plan.

At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we may need to suspend or cease operations.

We will sell the Company Shares in this offering through our officers and directors. The officers and directors engaged in the sale of the securities will receive no commission from the sale of the Shares nor will they register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a) 4-1. Rule 3(a) 4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our officers and directors satisfy the requirements of Rule 3(a) 4-1 in that:

1.	They are not subject to a statutory disqualification, as that term is defined in Section 3(a) (39) of the Act, at the time of participation; and

2.	They are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	They are not, at the time of participation, an associated person of a broker- dealer; and

4.	They meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not brokers or dealers, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) did not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3(a)4-1 of the Exchange Act.

As our officers and directors will sell the Company Shares being offered only pursuant to this offering, Regulation M prohibits the Company and its officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have no arrangement at this time for any broker-dealer participation in this offering.

Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission and continue for a period of 120 days. We may extend the offering for an additional 90 days unless the offering is completed or otherwise terminated by us. Funds received from investors will be counted only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the 120-day subscription period, or prior to the termination of the extended subscription period if extended by our Board of Directors.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must deliver a check or certified funds for acceptance or rejection. All checks for subscriptions must be made payable to "Pelican Delivers, Inc.”

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason whatsoever. All monies from rejected subscriptions will be returned immediately upon rejection by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

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DESCRIPTION OF SECURITIES

Capital Stock

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of blank check preferred stock. As of March 31, 2020, there were 13,660,000 shares of our common stock issued and outstanding. There are no shares of preferred stock issued at this time.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

  The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

  The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

  Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

  Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

  Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

  Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

  The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

  Any other relative rights, preferences and limitations of that series.

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Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Warrants and Options

We have issued options to purchase 150,000 shares of our common stock.

We have not issued any warrants or other convertible instruments with rights to purchase our capital stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

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INTERESTS OF NAMED EXPERT AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Westward Law LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

Rotenberg Meril Solomon Bertiger & Guttilla P.C. (“Rotenberg Meril”), a firm of Certified Public Accountants, has audited our 2019 and 2018 financial statements included in this prospectus and registration statement and their report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern. Rotenberg Meril has presented their report with respect to our audited financial statements. The report of Rotenberg Meril is included in reliance upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information of Pelican Delivers, Inc. as of and for the three months ended March 31, 2020 (Successor) and 2019 (Predecessor) included in this prospectus, Rotenberg Meril has reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated June 16, 2020, included herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Rotenberg Meril is not subject to the liability provisions of section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Act.

DESCRIPTION OF BUSINESS

Overview

Pelican Delivers, Inc. is a Nevada Corporation (formally incorporated in Washington State) that owns and operates an online, web-enabled, mobile application cannabis delivery system. The delivery process which underlies our business model has been patented with the US Patent and Trademark Office under US patent number 10,255,578: “System and Methods for Network-Implemented Cannabis Delivery.” Additionally, the web application software that implements this delivery process has been developed and is currently being operated and tested in the Seattle, Washington metropolitan and surrounding areas.

Our patented mobile delivery service, in general, provides a means for consumers to shop numerous independent cannabis dispensaries in their area, and then arrange for an independent delivery driver to pick-up and transport their product purchases to their home. In the process, there are three principal parties involved other than us (as the facilitator). First, there are the Dispensaries, or sellers of cannabis products. Second, there are the Delivery Drivers, or transporters of the requested cannabis products. Finally, there are the customers, or purchasers of the desired cannabis products. Ultimately, we put these individuals and entities together in a manner that enables a sales transaction by navigating and simplifying the legal and logistical issues that currently exist in the state by state cannabis marketplace.

Accordingly, we provide the network and architecture that allows cannabis transactions to be administered and facilitated in the most expedient manner possible under current state law, and, in the process, create a functional mass marketplace where none previously existed.

David Comeau is our Co-founder, Board Chairman, President, principal executive officer, and Chief Executive Officer (CEO), as well as the original designer/inventor of our patented process. Tina Comeau is Dave’s spouse and Co-founder as well as our Secretary, Treasurer, and Director. David N. Baker is our Executive Director and a member of our Board of Directors. Debra R Hoopes is our principal accounting officer and CFO.

Our principal offices are located at 3100 Bucklin Hill Road, Suite 220, Silverdale, WA 98383. Our phone number is (360) 328-2297.

We are offering 3,000,000 shares of common stock at $2.00 per share for general corporate and working capital purposes. These funds are expected to be allocated at the discretion of management. Selling Shareholders are also offering 900,000 shares for sale under this registration. None of the proceeds of the Selling Shareholder sales will accrue to us.

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Plan of Operations

The core of our current plan of operations is to grow a strong base of subscribing cannabis consumers and selling Dispensaries by expanding location by location beginning, as we have, in the Seattle metropolitan area. We believe that the shortest route to achieving this objective is to offer a stable and reliable mobile service application combined with a well-crafted marketing campaign. It would be neither productive nor prudent to have an inadequate number of Drivers or Dispensaries to deliver product on time to a growing and active Customer base, or in the opposite extreme, to have Drivers and Dispensaries experience little or no traffic following their enrollment to the Company’s service. Thus, we plan to carefully ramp up our marketing efforts in a coordinated fashion by geographical location while continuing to work on the look and operation of our online and mobile platforms.

At the same time, it is imperative that we are able to retain and recruit quality personnel to manage our business as usage grows. Consequently, our plan has three general facets:

1.	Continue to improve on our current online and mobile service application software.

2.	Expand on our number of Dispensaries, Drivers and Customers through the selective implementation of a well-crafted marketing campaign.

3.	Recruit and retain additional quality personnel to manage our business and service.

Software Application

We believe that we have already made great strides in delivering a stable and reliable application of our software. Our patented process has been turned into an online delivery system in which consumers can log in, choose from a number of vendors in their area and receive cannabis products delivered to their home. While improvements to this platform is ongoing, we have performed over a year of rigorous development of this software, including quality assurance and stress testing, and have already launched the service for public use. As we ramp up the service for a growing consumer user base, we will need to continually fix problems with the operation of this online application as well as improve the interface and service capabilities in order to continue to grow and exceed our competitors.

Marketing Campaign

Online advertising plays a major role in the Company’s plans, as it will both generate subscribing Dispensaries and drive consumer-based orders and revenues. Social media sites such as Facebook and Instagram, as well as traditional marketing campaigns through sources such as Google Ads and direct text/email are expected to be utilized in our initial and continuing marketing campaigns.

Part of our plan is to coordinate the growth of its Consumer-base with the number of subscribing Dispensaries and Drivers. It would be neither productive nor prudent to have an inadequate number of Drivers or Dispensaries to deliver product on time to a growing and active Customer base, or in the opposite extreme, to have Drivers and Dispensaries experience little or no sales traffic following their enrollment to our service. We thus plan to carefully ramp up our marketing efforts in a coordinated fashion, location by location.

In regard to Dispensaries, we expect to market our service via direct advertising, networking and resources such as Canna Biz Media based on the opportunity to increase a Dispensary’s customer base through a value-added marketing and delivery service. Consumers will be offered our services based on their ability to compare Dispensary products and pricing, check online reviews and conveniently shop and obtain product from home.

Drivers will also be sought to ensure a seamless transition from online to in-person deliveries. Ride-share drivers who are part or full-time with other services are a rapidly developing resource that we believe can be co-opted to provide our deliveries. We expect to use accessible online ads on sites such as Craigslist, as well as advertisements on billboards that can be seen on regular commutes by potential drivers.

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Quality Personnel

We believe we currently have a knowledgeable, capable staff, but also expect that we will need to identify and employ additional quality personnel as we grow to fit our expanding needs. Additionally, moving into the public domain is expected to place additional burdens on our resources including staffing. In this regard, we expect to hire additional accounting and compliance personnel necessary to assist us in staying compliant with federal securities laws as well as listing requirements for our future trading platform.

Revenue Model

There are four service fees by which we intend to generate corporate revenues from its business operations. Generally, these fees correlate to the convenience provided by our service for connecting the contracting buyers, sellers and delivery persons.

1.	Dispensary Membership Fee: Dispensaries will be expected to pay us a fixed fee of $495 per month for access to, and placement of their products on, our interactive website and mobile application.

2.	Sales Transaction Fee: We will retain 15% of each gross order amount for deliveries processed through our service site.

3.	Transaction Processing Fee: The Drivers and Dispensaries will each pay one half of a fixed $1 delivery processing fee to us for each delivery set up and made through our service site. Alternatively, if the customer elects to pick up a product ordered from our service site directly from the Dispensary, only the Dispensary will pay a processing fee of $0.50.

4.	Delivery Fee: Drivers will pay us 30% of any delivery fee they obtain from each such transaction.

Recently, we had as many as twelve different Dispensaries listed on our online platform, two of which were owned, at least in part, by our founders, Dave and Tina Comeau, and operated under the tradename Better Buds at different locations (“Related Dispensaries”). The remaining 10 Dispensaries that were on our platform are owned by two different companies in the Seattle metropolitan area. The Related Dispensaries made up over 40% of our sales during the last quarter of 2019, but only about 28% of our sales in the first quarter of 2020.  As noted in our MD&A and in the risk factors section, we have subsequently lost the 10 unrelated dispensaries due to the administrative decision within the state of Washington, at least as relates to our delivery services (not as to our pickup services).

Research and Development

Pelican Delivers holds a patent on its delivery system entitled: “A System for Network Implemented Cannabis Delivery” (US Patent No. 10,255,578). Over time, the viability of this delivery method will be evaluated and modified as necessary to accommodate changes in the law or circumstances that arise state by state. This patent will expire on November 2, 2038. Additionally, we expect to regularly re-evaluate our procedures and order processing as well as our customer needs in order to support our compliance and competitive efforts.

Competition

We are not alone in identifying cannabis delivery as a strong target business market. The following is a sample list of companies that offer such a service in one form or another:

1.	EAZE

2.	Dutchie

3.	WeedMaps

4.	Getnugg.com

5.	Greenrush.com

6.	Kushfly.com

Delivery services for cannabis and other products is a robust and growing market, and we expect there to be a substantial number of competitors to our service in the form of both traditional cannabis dispensaries (which will sell and deliver their own products) to stand alone delivery companies that traditionally offer other goods and services. Many of these companies may be larger and have substantially more resources than us, such as Amazon, Door Dash and Uber Eats. This and other forms of competition, if and when they arise, may not be assuaged by our patent rights and may infringe on those rights regardless of our attempt to discourage such actions (see risk factors). Such infringement as well as the influx of growing and substantial competition, may have a substantially negative impact on our business, operations and our ability to succeed in the implementation of our business plan.

Staffing

As of May 31, 2020, we had 7 employees including our two officers.

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LEGAL PROCEEDINGS

We are not currently a party to any legal or administrative proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the over the counter bulletin board (or other trading platform) upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on any platform or exchange, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have seven (7) holders of record of our common stock.

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Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

1.	one percent of the number of shares of the company's common stock then outstanding; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options, but we have approved a stock option plan for our officers, directors, employees and consultants.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.	our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

29

FINANCIAL STATEMENTS

Audited Financial Statements:
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-1
Balance Sheet as of December 31, 2019 (Successor) and 2018 (Predecessor)	F-2
Statements of Operations for the periods August 23, 2019 to December 31, 2019 (Successor), January 1, 2019 to August 22, 2018 (Predecessor) and September 4, 2018 (Inception ) to December 31, 2018 (Predecessor)	F-3
Statements of Changes in Shareholders’ Equity (Deficit) for the periods August 23, 2019 to December 31, 2019 (Successor), January 1, 2019 to August 22, 2019 (Predecessor) and September 4, 2018 (Inception) to December 31, 2018 (Predecessor)	F-4
Statements of Cash Flows for the periods August 23, 2019 to December 31, 2019 (Successor), January 1, 2019 to August 22, 2019 (Predecessor) and September 4, 2018 (Inception) to December 31, 2018 (Predecessor)	F-5
Notes to the Financial Statements	F-6

30

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Pelican Delivers, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Pelican Delivers, Inc. (the "Company") as of December 31, 2019 (Successor) and 2018 (Predecessor), and the related statements of operations, changes in shareholders' equity (deficit) and cash flows for the periods from August 23, 2019 to December 31, 2019 (Successor), January 1, 2019 to August 22, 2019 (Predecessor), and for the period from September 4, 2018 (Inception) to December 31, 2018 (Predecessor), and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 (Successor) and 2018 (Predecessor), and the results of its operations and its cash flows for the periods from August 23, 2019 to December 31, 2019 (Successor), January 1, 2019 to August 22, 2019 (Predecessor), and for the period from September 4, 2018 (Inception) to December 31, 2018 (Predecessor), in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully discussed in Note 2 to the financial statements, the Company has incurred losses since inception, has not yet generated significant revenue from its operations, and will require additional funds to maintain its operations. These matters, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also disclosed in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Adoption of New Accounting Standards

As discussed in Note 4 to the financial statements, effective January 1, 2019, the Company adopted ASU No. 2014-09, Revenue from Contracts with Customers ("ASU 2014-09") and other associated standards and ASU 2016-02, Leases (Topic 842), as amended.

Merger with Pelican Delivers, Inc. (WASHINGTON)

As discussed in Note 1 to the financial statements, on September 30, 2019, the Company completed the merger with Pelican Delivers, Inc. (WASHINGTON), a Washington Corporation, through a share exchange. Upon effect of the merger, the separate existence of Pelican Delivers, Inc. (WASHINGTON) ceased, and the Company succeeded.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ Rotenberg Meril Solomon Bertiger & Guttilla, P.C.

We have served as the Company's auditor since 2019.

Saddle Brook, New Jersey

June 16, 2020

F-1

PELICAN DELIVERS, INC.

A NEVADA CORPORATION

BALANCE SHEETS

AS OF

	December 31, 2019	December 31, 2018
	(Successor)	(Predecessor)
ASSETS
CURRENT ASSETS
Cash	$51,970	$882
Accounts receivable	474	—
TOTAL CURRENT ASSETS	52,444	882

FIXED ASSETS, NET	8,061	732

OTHER ASSETS
Intangible assets, net	625,284	365,927
Operating lease right-of-use asset	19,549	—
Deposit for software development	—	55,800
Security deposit	2,000	—
TOTAL OTHER ASSETS	646,833	421,727
TOTAL ASSETS	$707,338	$423,341
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued expenses	$12,675	$—
Operating lease liability - current portion	16,624	—
Due to shareholders	—	158,320
Short-term debt, net ($280,000 less discount of $10,136)	—	269,864
TOTAL CURRENT LIABILITIES	29,299	428,184
LONG-TERM LIABILITIES
Operating lease liability – net of current portion	2,925	—
Due to shareholders	283,410	—
TOTAL LIABILITIES	315,634	428,184

SHAREHOLDERS' EQUITY (DEFICIT)
Preferred stock ($0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2019 and 2018)	—	—
Common stock ($0.001 par value; 90,000,000 shares authorized; 13,600,000 and 0 shares issued and outstanding at December 31, 2019 and 2018)	13,600	—
Additional paid-in capital	889,618	1,305
Accumulated deficit	(511,515)	(6,148)
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)	391,703	(4,843)
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$707,338	$423,341

The accompanying notes to financial statements are an integral part of these statements.

F-2

PELICAN DELIVERS, INC.

A NEVADA CORPORATION

STATEMENTS OF OPERATIONS

	For the Period August 23, 2019	For the Period January 1, 2019	For the Period From September 4, 2018 (Inception) to
	to December 31, 2019	to August 22, 2019	December 31, 2018
	(Successor)	(Predecessor)	(Predecessor)
REVENUE
Revenue	$4,000	$—	$—
Revenue - related parties	4,114	—	—
Total revenue	8,114	—	—
Cost of revenue	68	—	—
GROSS PROFIT	8,046	—	—

OPERATING EXPENSES:
Compensation	3,570	—	—
Advertising and marketing	39,340	6,156	465
Amortization expense	44,663	—	—
Bank service charges	1,436	192	12
Depreciation expense	1,317	453	—
Dues and subscriptions	183	112	—
Insurance expense	1,160	734	—
Legal and professional services	66,100	11,700	—
Merchant bank fees	1,385	129	—
Office expense	5,016	1,385	251
Organizational costs	825	—	—
Rent expense	9,164	13,746	—
Software expense
(related party of $90,000, $0 and $0, respectively)	90,000	11,000	—
Website hosting costs	—	—	1,420
Stock-based compensation	108,941	—	—
Travel expense	79,673	3,217	63
Utilities	425	—	—
Other	1,255	—	—
Total operating expenses	454,453	48,824	2,211
LOSS FROM OPERATIONS	(446,407)	(48,824)	(2,211)

OTHER EXPENSE
Interest expense	1,088	9,048	3,937
Total other expense	1,088	9,048	3,937
LOSS BEFORE INCOME TAXES	(447,495)	(57,872)	(6,148)
INCOME TAXES	—	—	—
NET LOSS	$(447,495)	$(57,872)	$(6,148)
NET LOSS PER COMMON SHARE	$(0.044)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	10,058,015

The accompanying notes to financial statements are an integral part of these statements.

F-3

PELICAN DELIVERS, INC.

A NEVADA CORPORATION

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

For the Periods August 23, 2019 to December 31, 2019 (Successor), January 1, 2019 to August 22, 2019 (Predecessor),
and September 4, 2018 (Inception) to December 31, 2018 (Predecessor)

	Common Stock		Additional	Accumulated	Shareholders'
	Shares	Par Value	Paid-In-Capital	Deficit	Equity (Deficit)
PREDECESSOR
Balance, September 4, 2018	—	$—	$—	$—	$-
Capital contributions from shareholders	—	—	1,305	—	1,305
Net Loss	—		—	(6,148)	(6,148)
Balances as of December 31, 2018	—	$—	$1,305	$(6,148)	$(4,843)
Capital contributions from shareholders	—	$—	$10,000	$—	$10,000
Common stock issued for settlement of shareholders' debt and acquisition of patent rights	96	—	664,172	—	664,172
Net loss	—	—	—	(57,872)	(57,872)
Balances as of August 22, 2019	96	$—	$675,477	$(64,020)	$611,457
SUCCESSOR
Balances as of August 23, 2019	—	$—	$—	$—	$—
Common stock exchanged for PDI (WA) shares	9,600,000	9,600	665,877	(64,020)	611,457
Common stock issued for stock subscriptions receivable and stock-based compensation	4,000,000	4,000	108,941	—	112,941
Common stock options issued for services	—	—	4,235	—	4,235
Capital contributions from shareholders	—	—	110,565	—	110,565
Net loss	—	—	—	(447,495)	(447,495)
Balances as of December 31, 2019	13,600,000	$13,600	$889,618	$(511,515)	$$391,703

The accompanying notes to financial statements are an integral part of these statements.

F-4

PELICAN DELIVERS, INC.

A NEVADA CORPORATION

STATEMENTS OF CASH FLOWS

	For the Period August 23, 2019	For the Period January 1, 2019	For the Period from September 4, 2018 (Inception) to
	to December 31, 2019	to August 22, 2019	December 31, 2018
	(Successor)	(Predecessor)	(Predecessor)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(447,495)	$(57,872)	$(6,148)
Adjustment to reconcile net loss to net cash used in operating activities:
Amortization expense - intangible assets	44,663	—	—
Amortization of right-of-use asset	5,095	5,963	—
Depreciation expense	1,317	453	—
Amortization of debt discount	1,088	9,048	3,937
Stock based compensation	108,941	—	—
Stock options issued for services	4,235	—	—
Expenses paid by shareholders	181,860	33,894	1,788
Changes in operating assets and liabilities:
Prepaid expenses	25,300	4,200	—
Accounts receivable	(474)	—	—
Accounts payable and accrued expenses	12,675	—	—
Operating lease liabilities	(5,095)	(5,963)	—
Net cash used in operating activities	(67,890)	(10,277)	(423)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash from merger with PDI (WA)	605	—	—
Net cash provided by investing activities	605	—	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Shareholder capital contributions	30,962	10,000	1,305
Sale of common stock	4,000	—	—
Shareholder advances	114,293	—	—
Payment of short-term debt	(30,000)	—	—
Net cash provided by financing activities	119,255	10,000	1,305

NET INCREASE (DECREASE) IN CASH	51,970	(277)	882

Cash - beginning of period	—	882	—
Cash - end of period	$51,970	$605	$882

Non-cash transactions:
Acquisition of fixed assets paid by shareholders	$—	$9,098	$732
Software development paid by shareholders	$—	$223,200	$—
Software development through use of deposit	$—	$55,800	$—
Acquisition of software assets through financing arrangement	$—	$—	$365,927
Refundable security deposit paid by shareholders	$—	$2,000	$55,800
Settlement of short-term debt through capital contributions	$25,000	$—	$—
Short-term debt paid by shareholders	$25,000	$200,000	$100,000
Expenses prepaid through shareholder contributions	$4,500	$—	$—
Expenses prepaid by shareholders	$5,000	$20,000	$—
Settlement of shareholders' debt through share issuance	$—	$646,512	$—
Subscription receivable for common stock	$4,000	$—	$—
Acquisition of patent rights through share issuance	$7,360	$17,660	$—
Right-of-use asset addition under ASC 842	$—	$30,607	$—
Operating lease liability assumed under ASC 842	$—	$30,607	$—

The accompanying notes to financial statements are an integral part of these statements.

F-5

PELICAN DELIVERS, INC.

A NEVADA CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - THE COMPANY HISTORY AND NATURE OF OPERATIONS

Pelican Delivers, Inc. ("Pelican Delivers (NEVADA)" or the "Company") was incorporated on August 23, 2019 in the State of Nevada as a for-profit Company and established a calendar year end.

The Company is a cannabis delivery software company (app and web). The Company's superior business model, IP and technology facilitates dynamic workflow of orders, real time lead generation for delivery drivers, escrow, release and transfer of funds and authentication of customer identity. It complies with state laws and is not violative of interstate commerce. The Company plans to deliver cannabis and cannabis related products to consumers or end-users in any state that possesses a recreational or medical program with licensing. The Company’s customers consist of both dispensaries, that subscribe to the Company’s platform to facilitate the distribution of cannabis products from their dispensaries to end-users, as well as drivers who provide delivery service to end-users. Revenue streams for Pelican consist of: Dispensary membership fees, transaction fees based upon the gross order amount, processing fees, and delivery fees. For pick-up orders there is also a customer pick up fee, in lieu of a delivery fee. The founders and executive management possess decades of experience and have operated in all verticals within the cannabis industry.

On September 30, 2019, the Company entered into and executed a merger agreement with Pelican Delivers, Inc. (WASHINGTON), a Washington corporation. In exchange for the Pelican Delivers, Inc. (WASHINGTON) shares surrendered by its shareholders, Pelican Delivers, Inc. (NEVADA) issued and transferred to them an aggregate of 9,600,000 shares of restricted Pelican Delivers Inc. (NEVADA) common stock at a par value of $0.001.

Upon effect of the merger agreement, the separate existence of Pelican Delivers, Inc. (WASHINGTON) ceased and Pelican Delivers, Inc. (NEVADA) succeeded, without other transfer, to all rights and properties of Pelican Delivers, Inc. (WASHINGTON) and is subject to all debts and liabilities of such corporation in the same manner as if the surviving corporation had incurred them. In addition, Pelican Delivers, Inc. (WASHINGTON) transferred "A System and Methods for Network-Implemented Cannabis Delivery" ("the patent") and related software rights owned by Pelican Delivers, Inc. (WASHINGTON) to Pelican Delivers, Inc. (NEVADA) as part of the effectuation of the merger.

NOTE 2 – GOING CONCERN

The Company accounts for going concern matters under the guidance of ASU 2014-15, “Presentation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entities Ability to Continue as a Going Concern (“ASU 2014-15”). The guidance in ASU 2014-15 sets forth management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern as well as required disclosures. ASU 2014-15 indicates that, when preparing financial statements for interim and annual financial statements, management should evaluate whether conditions or events, in the aggregate, raise substantial doubt about the entity’s ability to continue as a going concern for one year from the date the financial statements are issued or are available to be issued. This evaluation should include consideration of conditions and events that are either known or are reasonably knowable at the date the financial statements are issued or are available to be issued, as well as whether it is probable that management’s plans to address the substantial doubt will be implemented and, if so, whether it is probable that the plans will alleviate the substantial doubt.

These financial statements have been prepared on a going concern basis which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of December 31, 2019, the Company has incurred losses since inception, has not yet generated significant revenue from its operations, and will require additional funds to maintain its operations. In addition, the State of Washington Liquor/Cannabis Control Board recently issued violation notices to cannabis dispensaries informing them that the delivery of cannabis for financial consideration is prohibited under Washington State Law, and the use of the Company’s delivery service is a violation of their license. As a result, all unrelated dispensaries in the state of Washington have discontinued the use of the Company’s delivery service. Management plans to address this issue by having the Company’s related dispensaries file an administrative appeal of the prohibition, increasing lobbying efforts to clarify the law to allow for payment for delivery services within Washington State, and to quickly begin operations in other states which do not have a prohibition on paid cannabis delivery services. If this administrative position is followed by other states, the Company’s entire business plan related to its future growth and advancement as a cannabis delivery service could be substantially and severely impacted or even fail. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary debt or equity financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. However, no assurance can be given at this time that we will be able to achieve these objectives. The Company intends to finance operating costs over the next twelve months through continued financial support from its shareholders and a public capital raise. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-6

PELICAN DELIVERS, INC.

A NEVADA CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

NOTE 3 - BASIS OF PRESENTATION

The accompanying financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) and with the rules and regulations of the U.S. Securities and Exchange Commission for financial information.

Certain financial statement amounts may not add or agree due to rounding.

The financial statements of the Company as of December 31, 2019 and for the period from August 23, 2019 to December 31, 2019 ("Successor Period") are labeled as "Successor." Prior to the merger, the financial statements of Pelican Delivers, Inc. (WASHINGTON) for the period from September 4, 2018 (Inception) to December 31, 2018, and January 1, 2019 to August 22, 2019 ("2019 Predecessor Period") are labeled as "Predecessor."

Business combinations

The Company accounted for the exchange of shares between Pelican Delivers, Inc. (NEVADA) and Pelican Delivers, Inc. (WASHINGTON) pursuant to Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 805-50, Transactions between Entities under Common Control. Accordingly, all prior financial information has been presented to reflect this transaction as a "pooling of interests" as of the earliest period presented under common control.

When accounting for a transfer of assets or exchange of shares between entities under common control, the entity that receives the net assets or the equity interests shall initially measure the recognized assets and liabilities transferred at their carrying amounts in the accounts of the transferring entity at the date of transfer. If the receiving entity issues equity interests in the exchange, the equity interests issued are recorded at an amount equal to the carrying amount of the net assets transferred, even if the fair value of the equity interests issued is reliably determinable.

The financial statements of the receiving entity shall report results of operations for the period in which the transfer occurs as though the transfer of net assets or exchange of equity interests had occurred at the beginning of the period in which common control was established. Results of operations for that period will thus comprise those of the previously separate entities combined from the beginning of the period in which common control was established to the date the transfer is complete, and those of the combined operations from that date to the end of the period. Common control was established between these entities on August 23, 2019, the date of incorporation of the Pelican Delivers, Inc. (NEVADA), and therefore, this transaction was recorded as if the merger occurred on August 23, 2019 (the "Merger Date").

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents

Cash and cash equivalents include all highly liquid instruments with an original maturity of three months or less.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. On an ongoing basis, the Company reviews and evaluates its estimates and assumptions, including but not limited to, those that relate to deferred tax valuation allowance, stock-based compensation, accounts receivable reserves, and future cash flows associated with impairment testing for intangible and other long-lived assets. Actual results could differ from these good faith estimates and judgments.

Fair value of financial instruments

The carrying amounts reported in the balance sheets for cash and prepaid expenses, accounts payable and short-term debt approximate their fair market value based on the short-term maturity of these instruments. The Company did not have any non-financial assets or liabilities that are measured at fair value on a recurring basis as of December 31, 2019 and 2018.

F-7

PELICAN DELIVERS, INC.

A NEVADA CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fixed Assets

Fixed assets are recorded at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. The useful lives are as follows:

Computer equipment	3 years
Office equipment	3 years
Furniture and fixtures	5 years

Maintenance and repairs are charged to operations as incurred. Expenditures that substantially increase the useful lives of the related assets are capitalized. When fixed assets are disposed of, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is reported in the period the transaction takes place.

Accounting for the impairment of long-lived assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. During the period ended December 31, 2018, the 2019 Predecessor Period, and the Successor Period ended December 31, 2019, the Company did not impair any long-lived assets.

Intangible Assets

The Company capitalizes certain costs incurred with developing or obtaining internal-use software when both the preliminary project stage is completed and when management authorizes and commits to funding the project and it is probable that the project will be completed. Development and acquisition costs are capitalized when the focus of the software project is either to develop new software, to increase the life of existing software or to add significantly to the functionality of existing software. Capitalization ceases when the software project is substantially complete and ready for its intended use. Capitalized software costs are included in intangible assets in the balance sheet and are amortized using the straight-line method over the estimated useful lives of the software which is estimated to be five years.

The Company also capitalizes the costs of purchased and internally developed patents. Capitalized patent costs are amortized on a straight-line basis over the shorter of the remaining patent term or useful life of the patent which has been estimated to be five years. Costs of patents included on the balance sheet at December 31, 2019 (Successor) and 2018 (Predecessor) represent legal costs. If a patent application is denied, the costs will be expensed. Costs that do not meet capitalization criteria are expensed as incurred.

Revenue recognition

Effective January 1, 2019, the Company adopted ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”) and other associated standards. Under the new standard, the Company recognizes revenue when a customer obtains control of promised services or goods in an amount that reflects the consideration to which the entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer contracts. The Company evaluated the new guidance and its adoption did not have a significant impact on the Company’s financial statements and a cumulative effect adjustment under the modified retrospective method of adoption was not necessary. There is no change to the Company’s accounting policies. Prior to the adoption of ASU 2014-09, the Company recognized revenue when persuasive evidence of an arrangement existed, delivery occurred, the fee was fixed or determinable, and collectability was reasonably assured.

In general, the Company applies the following steps when recognizing revenue from contracts with customers: (i) identify the contract, (ii) identify the performance obligations, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations and (v) recognize revenue when a performance obligation is satisfied.

F-8

PELICAN DELIVERS, INC.

A NEVADA CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue recognition (continued)

Revenue from contracts with customers is recognized when, or as, we satisfy our performance obligations by transferring the promised goods or services to the customers. A good or service is transferred to a customer when, or as, the customer obtains control of that good or service. A performance obligation may be satisfied over time or at a point in time. Revenue from a performance obligation satisfied over time is recognized by measuring our progress in satisfying the performance obligation in a manner that depicts the transfer of the goods or services to the customer. Revenue from a performance obligation satisfied at a point in time is recognized at the point in time that we determine the customer obtains control over the promised good or service. The amount of revenue recognized reflects the consideration we are entitled to in exchange for those promised goods or services (the "transaction price"). In determining the transaction price, we consider multiple factors, including the effects of variable consideration. Variable consideration is included in the transaction price only to the extent it is probable when the uncertainties with respect to the amount are resolved and when a significant reversal in the amount of cumulative revenue recognized will not occur. In determining when to include variable consideration in the transaction price, we consider the range of possible outcomes, the predictive value of our past experiences, the time period of when uncertainties expect to be resolved and the amount of consideration that is susceptible to factors outside of our influence, such as market volatility or the judgment and actions of third parties.

The Company enters into agreements with dispensaries and drivers to use its platform, which defines the fees to be charged for each service. Upon acceptance of a transaction, the dispensary and drivers agree to perform the services as requested by an end-user. The acceptance of a transaction request combined with the agreement establishes enforceable rights and obligations for each transaction. A contract exists between the Company and the dispensaries and driver after the dispensary and driver accept a transaction request and the dispensary’s and drivers’ ability to cancel the transaction lapses. End-users access the platforms for free and the Company has no performance obligation to end-users. As a result, end-users are not the Company's customers.

The Company has the following four service fees to generate revenues through connecting the contracting buyers, sellers, and delivery persons:

Dispensary Membership Fee

The Company will earn, and revenue is derived from a fixed monthly fee from dispensaries for access to, and placement of their products on, the Company's interactive website and mobile application platform. The agreements for this service are generally on a month to month basis. Revenue will be recognized over time and ratably over the term of the contract. Any amounts paid in advance of our ability to recognize revenue are deferred. Promotions and discounts may be available on membership fees. The Company records the cost of these promotions as a reduction of revenue at the time the product is delivered.

Sales Transaction Fee

The Company will retain a percentage of each gross order amount process through the Company's service site. The sales transaction fee will be recorded when the driver picks up the order from the dispensary.

Transaction Processing Fee

The Company will earn a fixed fee for processing for each delivery set-up and made through the Company's service site and for each scheduled pick-up of a product by a customer from one of the dispensaries in the network. The transaction processing fee will be recorded at the point in time in which driver or the customer picks up the order.

F-9

PELICAN DELIVERS, INC.

A NEVADA CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Delivery Fee

The Company will also earn a percentage of the delivery fees earned by drivers for each transaction. The Company derives its delivery revenue primarily from service fees paid by end-users for delivery services on successfully completed orders via the Company’s application. The revenue for these services is based on the amount charged to the end user. The delivery fee will be recorded at the point in time in which the end user obtains control over the promised good through delivery and the transaction is executed. Promotions and discounts maybe available on delivery services. The Company records the cost of these promotions as a reduction of revenue at the time the product is delivered.

The Company’s activities satisfy the performance obligations on delivery transactions and pick up transactions, which is to connect drivers and dispensaries with end-users, when the product is picked up from the dispensary for sales and transaction processing fees. The delivery portion of the obligation is completed when the goods are delivered to the customer. The performance obligation for the dispensary membership fees is satisfied when a dispensary is set-up on the Company’s platform and the Company provides access to products on the web site.

Judgment is required in determining whether the Company is a principal or agent in transactions with dispensaries, drivers and end-user customers. The Company evaluates the presentation of revenue on a gross or net basis based on whether it controls the service provided to the end-user and is the principal (i.e. "gross"), or the Company arranges for other parties to provide the service to the end-user and is an agent (i.e. "net"). For dispensaries and delivery transactions, the Company's role is to provide the service to dispensaries and drivers to facilitate a successful delivery service to end-users. The Company concluded it does not control the good or service provided by dispensaries and drivers to end-users as (i) the Company does not pre-purchase or otherwise obtain control of the products and drivers goods or services prior to its transfer to the end-user; and (ii) the Company does not direct dispensaries and drivers to perform the service on the Company’s behalf, and dispensaries and drivers have the sole ability to decline a transaction request. As part of the Company's evaluation of control, the Company reviews other specific indicators to assist in the principal versus agent conclusions. The Company is not primarily responsible for dispensaries and driver services provided to end-users, nor does it have inventory risk related to these services. Therefore, the Company acts as an agent by connecting end-users seeking delivery services with drivers and dispensaries looking to provide these services.

Dispensaries and drivers are the Company's customers and pay the Company for each successfully completed transaction with end-users. The Company's obligation in the transactions are satisfied upon completion by drivers and dispensaries of a transaction. In the transactions with end-users, the Company acts as an agent by connecting end-users seeking product and delivery services with dispensaries and drivers looking to provide these services. Accordingly, the Company recognizes revenue on a net basis for delivery services and sales transaction fees, representing the fee the Company expects to receive in exchange for the Company providing the service to dispensaries and drivers. The Company records refunds to end-users that it recovers from dispensaries as a reduction to revenue.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable represents uncollected payments from end-users for completed transactions where the payment method is credit card and includes (a) end-user amounts not yet settled with payment service providers, and (b) end-user amounts settled by payment service providers but not yet remitted to the Company.

Cost of Revenue

Cost of revenue primarily consists of additional payments to drivers which are paid as incentives to the drivers.

Advertising and Marketing

Advertising and marketing expenses primarily consist of social media and web-based advertisements. The Company expenses advertising and other promotional expenditures as incurred.

Income taxes

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

F-10

PELICAN DELIVERS, INC.

A NEVADA CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income taxes (continued)

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry-forward period under the Federal tax laws. Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

The Company accounts for uncertainties in income taxes under the provisions of FASB ASC 740-10-05 (the "Subtopic"). The Subtopic clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and certain recognition thresholds must be met before a tax position is recognized. An entity may only recognize or continue to recognize tax positions that meet a “more likely-than-not” threshold. As of December 31, 2019, the Company does not believe it has any uncertain tax positions that would require either recognition or disclosure in the accompanying financial statements. The Company recognizes interest and penalties related to uncertain income tax positions in other expense.

Leases

Effective January 1, 2019, the Company adopted ASU 2016-02, Leases (Topic 842), as amended ("ASC 842"). The new standard establishes a right-of-use (ROU) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months and classify as either operating or finance leases. On the date of adoption, the Company had no active leases as of January 1, 2019, and therefore no adjustments were required.

In accordance with ASC 842, at the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on the unique facts and circumstances present and the classification of the lease including whether the contract involves the use of a distinct identified asset, whether we obtain the right to substantially all the economic benefit from the use of the asset, and whether we have the right to direct the use of the asset. Leases with a term greater than one year are recognized on the balance sheet as right-of-use (ROU) assets, lease liabilities and, if applicable, long-term lease liabilities. The Company has elected not to recognize on the balance sheet leases with terms of one year or less under practical expedient in paragraph ASC 842-20-25-2. For contracts with lease and non-lease components, the Company has elected not to allocate the contract consideration and to account for the lease and non-lease components as a single lease component.

Lease liabilities and their corresponding ROU assets are recorded based on the present value of lease payments over the expected lease term. The implicit rate within our operating leases are generally not determinable and, therefore, the Company uses the incremental borrowing rate at the lease commencement date to determine the present value of lease payments. The determination of the Company’s incremental borrowing rate requires judgment. The Company determines the incremental borrowing rate for each lease using our estimated borrowing rate, adjusted for various factors including level of collateralization, term and currency to align with the terms of the lease. The operating lease ROU asset also includes any lease prepayments, offset by lease incentives.

An option to extend the lease is considered in connection with determining the ROU asset and lease liability when it is reasonably certain we will exercise that option. An option to terminate is considered unless it is reasonably certain we will not exercise the option.

Stock-based compensation

Effective January 1, 2019, the Company adopted ASU No. 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU No. 2018-07 expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The guidance also specifies that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The adoption of this guidance did not have a material impact on the Company’s financial statements.

The Company accounts for stock-based compensation in accordance with FASB ASC 718, Compensation – Stock Compensation (“ASC 718”). Under the fair value recognition provision of ASC 718, stock-based compensation cost is estimated at grant date based on the fair value of the award. All stock-based payments to employees and nonemployees are measured based on the grant-date fair value of the awards and are recognized in the statements of operations over the period during which the employee is required to perform services in exchange for the award (generally the vesting period of the award). The Company accounts for forfeitures as they occur rather than estimate expected forfeitures.

F-11

PELICAN DELIVERS, INC.

A NEVADA CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Per share data

ASC Topic 260 “Earnings per Share,” requires presentation of both basic and diluted earnings per share (“EPS”) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Basic net earnings per share are computed by dividing net earnings available to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted net earnings per share is computed by dividing net earnings applicable to common stockholders by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Diluted earnings per share reflects the potential dilution that could occur if securities were exercised or converted into common stock or other contracts to issue common stock resulting in the issuance of common stock that would then share in the Company’s earnings subject to anti-dilution limitations. In a period in which the Company has a net loss, all potentially dilutive securities are excluded from the computation of diluted shares outstanding as they would have an anti-dilutive impact. For the Successor Period ended December 31, 2019, the Company had 150,000 stock options, which were not included in the earnings per share calculation because they were anti-dilutive.

Recently issued accounting pronouncements

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” to require the measurement of expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. The guidance also amends the impairment model for available for sale debt securities and requires entities to determine whether all or a portion of the unrealized loss on such debt security is a credit loss. The standard is effective for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted. The Company will adopt the new standard on January 1, 2020. The Company is currently evaluating the impact of this accounting standard update on its financial statements, however, it does not expect the adoption of this standard to have a material impact on its financial statements.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement,” which modifies the disclosure requirements in ASC 820, “Fair Value Measurement” (“ASC 820”). The new standard is effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted. An entity is permitted to early adopt any removed or modified disclosures upon issuance of this ASU and delay adoption of the additional disclosures until their effective date. The Company does not expect the adoption of this standard to have a material impact on its financial statements.

In December 2019, the FASB issued ASU 2019-12, “Simplifying the Accounting for Income Taxes” to remove specific exceptions to the general principles in Topic 740 and to simplify accounting for income taxes. The standard is effective for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. Early adoption is permitted. The Company is currently evaluating the impact of this accounting standard update on its financial statements.

F-12

PELICAN DELIVERS, INC.

A NEVADA CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

NOTE 5 – MERGER AND RELATED MATTERS

On September 30, 2019, the Company entered into and executed a merger with Pelican Delivers, Inc. (WASHINGTON), a Washington corporation. In exchange for the Pelican Delivers, Inc. (WASHINGTON) shares surrendered by its shareholders, Pelican Delivers, Inc. (NEVADA) issued and transferred to them an aggregate of 9,600,000 shares of restricted Pelican Delivers Inc. (NEVADA) common stock at a par value of $0.001.

The Company recorded the acquisition of the net assets of Pelican Delivers, Inc. (WASHINGTON) at their carrying amounts on the Merger Date. The following table summarizes the final assets acquired and liabilities assumed that were recorded:

August 23, 2019

Cash	$605
Prepaid expenses	15,800
Fixed assets, net	9,377
Intangible assets	662,587
Operating lease right-of-use asset	24,644
Security deposit	2,000
Total assets acquired	$715,013

Operating lease liability - current portion	$15,992
Short-term debt, net of discount	78,912
Operating lease liability - net of current portion	8,652
Total liabilities assumed	103,556
Net assets acquired	$611,457

The following table presents the unaudited pro forma information for the year ended December 31, 2019, which combines the activity for the 2019 Predecessor Period and the Successor Period ended December 31, 2019 as though the companies were a single entity. No pro forma adjustments were necessary in the below table.

	Years Ended December 31,
	2019	2018
	(unaudited)	(unaudited)
Total Revenue	$8,114	$—
Net Loss	$(505,367)	$(6,148)

F-13

PELICAN DELIVERS, INC.

A NEVADA CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

NOTE 6- REVENUE

Sources of Revenue

We have identified the following revenues disaggregated by revenue source:

Monthly membership revenue – Monthly fee paid by dispensaries for access to, and placement of their products on, the Company's interactive website and mobile application.

Order fee revenue – Delivery fee and related fees include fees for delivery, the sales transaction fee and transaction processing fees.

The following tables present the Company’s revenues disaggregated by revenue source.

	For the Period August 23, 2019	For the Period January 1, 2019	For the Period From September 4, 2018 (Inception) to
	to December 31, 2019	to August 22, 2019	December 31, 2018
	(Successor)	(Predecessor)	(Predecessor)
REVENUE
Monthly membership revenue	$3,500	$—	$—
Order fee revenue	500	—	—
Monthly membership revenue – related party	3,500	—	—
Order fee revenue - related parties	614	—	—
Total revenue	$8,114	$—	$—

Contract Balances

The Company’s contract assets for performance obligations satisfied prior to payment or contract liabilities for consideration collected prior to satisfying the performance obligations are not material.

Note 7 – PROPERTY AND EQUIPMENT

Fixed assets as of December 31, 2019 and 2018, are as follows:

	December 31, 2019	December 31, 2018
Computer equipment	$3,738	$-
Furniture and fixtures	3,514	732
Office equipment	2,579	-
Accumulated depreciation	(1,770)	-
Total	$8,061	$732

Depreciation expense for the Successor Period ended December 31, 2019, the 2019 Predecessor Period, and the period ended December 31, 2018, totaled $1,317, $453, and $0, respectively.

F-14

PELICAN DELIVERS, INC.

A NEVADA CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

NOTE 8 – INTANGIBLE ASSETS, NET

Intangible assets as of December 31, 2019, are summarized as follows:

	Useful lives (in years)	December 31, 2019	December 31,2018
Amortizable intangible assets:
Software assets	5	$644,927	$365,927
Patent	5	25,020	—
Amortizable intangible assets		669,947	365,927
Less accumulated amortization		(44,663)	—
Total intangible assets, net		$625,284	$365,927

Estimated amortization expense for each of the next five years is as follows:

Years ended December 31,
2020	$133,989
2021	133,989
2022	133,989
2023	133,989
2024	89,328
Total	$625,284

On December 3, 2018, the Company signed an agreement with a third-party for software customization and development, including POS integration, Google Maps API, payment processing features, ID verification, reporting, driver app improvement and workflow, and a front facing web application for customers. In accordance with the signed agreement, the Company made a deposit on software development of $55,800. The software customization and development was completed during 2019, totaling $279,000.

The software assets and patent were acquired through the merger with Pelican Delivers, Inc. (WASHINGTON). The software assets were originally acquired from a third-party on October 29, 2018 in the amount of $365,927, and further developed through a software development agreement totaling $279,000. The patent acquired consists of capitalized legal costs incurred in developing and obtaining the patent and totals $17,660. During the Successor Period ended December 31, 2019, the Company also incurred additional legal fees associated with the patent in the amount of $7,360 and capitalized such costs.

 Amortization expense for the Successor Period ended December 31, 2019, the 2019 Predecessor Period, and the period ended December 31, 2018, totaled $44,663, $0, and $0, respectively.

F-15

PELICAN DELIVERS, INC.

A NEVADA CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

NOTE 9 – DUE TO SHAREHOLDERS

The Company has not yet established firm arrangements for financing and to date has been financed by the shareholders. The shareholders, or companies they control, have paid for various expenses and liabilities of the Company and all amounts have been recorded as due to shareholders.

During the 2019 Predecessor Period, the shareholders paid $200,000 toward the settlement of short-term debt of the Company, $223,200 for software development, $9,098 for the acquisition of fixed assets, $2,000 for a security deposit, $20,000 for prepaid expenses and $33,894 for expenses for the Company. On September 20, 2019, Pelican Delivers, Inc. (WASHINGTON) entered into an agreement with the shareholders in which Pelican Delivers, Inc. (WASHINGTON) would issue a total of 96 shares to the shareholders in satisfaction of the amounts owed to them, totaling $646,512, as well as for the shareholders' rights to a patent with costs of $17,660 (the “Settlement Agreement”). This transaction was recorded as of August 22, 2019, immediately before the Merger Date.

During the Successor Period from August 22, 2019 to September 30, 2019, the shareholders also paid $25,000 toward the settlement of short-term debt of the Company, $7,360 for patent costs, $4,500 for prepaid expenses, $42,743 for expenses for the Company and advanced the Company $30,962. These amounts totaled $110,565 and were accounted for as capital contributions in the Successor Period pursuant to the September 20, 2019 Settlement Agreement described above.

During the Successor Period ended December 31, 2019, the shareholders have advanced cash of $139,293, paid expenses of $114,117, repaid short-term debt of $25,000 and have prepaid expenses of $5,000 for the Company totaling $283,410. These amounts are included in the due to shareholders amount resulting in a balance of $283,410 as of December 31, 2019. Subsequent to year-end, the shareholders continued to provide financing to the Company, resulting in a total balance due to shareholders of $355,601 as of April 1, 2020. On April 1, 2020, the Company and the shareholders entered into a revolving credit promissory note in the amount of $355,601. The note balance accrues interest at the federal funds rate per annum and the total balance, including accrued interest, is due in full on March 31, 2022. The note also allows for additional funds to be provided at the Company's request and such additional amounts are added to the balance due and will accrue interest as of the beginning of the month such funds are provided. Any additional amounts are due and payable with accrued interest on the due date of March 31, 2022.

NOTE 10 – RELATED PARTIES

During the Successor Period ended December 31, 2019, the Company recorded $4,114 of revenue from related parties, which was earned from transactions processed through the Company's software program.

On September 30, 2019, the Company entered into a subscription agreement with Vadim Tarasov, the CTO of the Company, for 800,000 shares of common stock to be issued at par value of $0.001, for a subscription of $800 and calculated total fair value of $22,498. The fair value of the stock was based on management's estimate of the value of the Company using an asset approach as of December 31, 2019, less certain discounts based on the terms and nature of the common stock. The Company also established an ongoing software development arrangement with a company for which Mr. Tarasov is the chief executive officer. During the Successor Period ended December 31, 2019, the Company incurred and paid $90,000 for software development to such company and such amount was expensed in the statement of operations.

On September 30, 2019, the Company entered into a subscription agreement with David Baker for 2,400,000 shares of common stock to be issued at par value of $0.001, for a subscription of $2,400 and calculated total fair value of $67,494. The fair value of the stock was based on management's estimate of the value of the Company using an asset approach as of December 31, 2019, less certain discounts based on the terms and nature of the common stock. On September 30, 2019, David Baker was also appointed as a director of the Company. The Company entered into an advisory agreement with David Baker, Managing Member, Mercadyne Advisors LLC (the "Advisor"), on July 10, 2019 whereby the Advisor will provide various services in preparation for a going public transaction. As compensation for these services, the Advisor received the subscription agreement discussed above. If the Company cancels the transaction or the advisory agreement, the Company agrees to pay the Advisor an exit fee of $50,000.

NOTE 11 – SHORT-TERM DEBT, NET

On October 29, 2018, the Company entered into an asset purchase and sale agreement with third-party for the purchase of software assets. The total purchase price for the software assets was $380,000, which consisted of an initial deposit and monthly installments. On the date of acquisition, the Company recorded the short-term debt at its present value and recorded a discount on the debt of $14,073. The related software assets were recorded at $365,927. During the Successor Period ended December 31, 2019, the 2019 Predecessor Period, and the period ended December 31, 2018, amortization of the debt discount amounted to $1,088, $9,048, and $3,937, respectively, and was recorded as interest expense. The balance of the short term-term debt, net of debt discount, was $269,864 at December 31, 2018. The short-term debt was paid in full and the balance as of December 31, 2019 was $0.

F-16

PELICAN DELIVERS, INC.

A NEVADA CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

NOTE 12 – SHAREHOLDERS’ EQUITY

Authorized shares

The Company is authorized to issue 90,000,000 shares of common stock at par value of $0.001 and 10,000,000 shares of preferred stock at par value of $0.001.

Preferred Stock

The Company’s Board of Directors is authorized to issue, at any time, without further stockholder approval, up to 10 million shares of preferred stock. The Board of Directors has the authority to fix and determine the voting rights, rights of redemption and other rights and preferences of preferred stock.

Common stock issued

On September 30, 2019, the Company entered into and executed a merger with Pelican Delivers, Inc. (WASHINGTON), a Washington corporation. In exchange for the Pelican Delivers, Inc. (WASHINGTON) shares surrendered by its shareholders, Pelican Delivers, Inc. (NEVADA) issued and transferred to them an aggregate of 9,600,000 shares of restricted Pelican Delivers Inc. (NEVADA) common stock at a par value of $0.001. This share exchange was recorded on the Merger Date.

On September 30, 2019, the Company entered into three separate subscription agreements for services rendered to issue a total of 4,000,000 shares of common stock, for a subscription amount of $4,000. Two of the subscription agreements were with related parties (see Note 10). The Company valued the shares issued based on the provisions of ASC 718, and management’s estimate of the value of the Company using an asset approach as of September 30, 2019, less certain discounts based on the terms and nature of the common stock. The estimated fair value of the shares was $112,941 and the Company recorded stock subscriptions receivable of $4,000 as of September 30, 2019 and stock-based compensation expense of $108,941, representing the difference between the fair value of the shares to be issued and the proceeds to be received. As of December 31, 2019, the stock subscriptions were paid and the 4,000,000 shares were issued.

Stock Options

On October 1, 2019 the Company issued 150,000 stock option awards for services. These options had an exercise price of $0.10 and vested immediately upon issue. Stock options outstanding at December 31, 2019 and 2018 were 150,000 and 0, respectively. No other stock options were granted during the 2019 Predecessor Period or Successor Period.

The fair value of each option granted is estimated as of the grant date using the Black-Scholes option pricing model with the following assumptions:

	Years ended December 31,
	2019	2018
	(Successor)	(Predecessor)
Risk-free interest rate range	2.05%	—
Expected life of option-years	2.0	—
Expected stock price volatility	427%	—%
Expected dividend yield	—%	—%

Grant date fair value per share was $0.028 and the total valuation was $4,235. Such amount was expensed in full in the Successor Period ended December 31, 2019 and included in legal and professional services in the statement of operations.

F-17

PELICAN DELIVERS, INC.

A NEVADA CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

NOTE 13 - LEASES

The Company has an operating lease for the corporate office. The term of the lease agreement is for a period of 24 months, commencing on March 1, 2019 and terminating on February 28, 2021, which includes an option to extend the lease for two years. The lease contains fixed base rent payments over the term of the lease and additional rent payments for operating costs that are estimated and adjusted for each year of the lease. The Company's analysis of the right-of-use asset and the lease liability assumed that the Company would not extend its lease and excluded the additional rent payments as they were determined to be variable payments and were therefore recorded as lease costs when incurred.

The components of lease expense are as follows:

	For the Period August 23, 2019 to December 31, 2019	For the Period January 1, 2019 to August 22, 2019
	(Successor)	(Predecessor)
Operating lease cost	$9,164	$13,746

F-18

PELICAN DELIVERS, INC.

A NEVADA CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

NOTE 13 – LEASES (CONTINUED)

Supplemental cash flow information related to the lease is as follows:

	For the Period August 23, 2019 to December 31, 2019	For the Period January 1, 2019 to August 22, 2019
	(Successor)	(Predecessor)
Right-of-use asset obtained in exchange for lease liability:
Operating leases	$—	$30,607
Cash paid for amounts included in the measurement of operating lease liability:	$9,164	$13,746

Supplemental balance sheet information related to the lease is as follows:

As of December 31, 2019
(Successor)
Operating Leases
Operating lease right-of-use asset	$19,549
Operating lease liability - current portion	$16,624
Operating lease liability - net of current portion	2,925
Total operating lease liability	$19,549
Remaining lease term
Operating leases	14 months
Discount rate
Operating leases	8.50%

Maturities of the operating lease liability were as follows for the twelve months ending:

December 31, 2020	$17,650
December 31, 2021	2,956
Total future lease payments	20,606
Less: imputed interest	(1,057)
Total operating lease maturities	19,549
Less current portion of operating lease liability	(16,624)
Total long-term portion of operating lease liability	$2,925

F-19

PELICAN DELIVERS, INC.

A NEVADA CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

NOTE 14 – INCOME TAXES

The provision for income tax for the Successor Period ended December 31, 2019, the 2019 Predecessor Period, and the period ending December 31, 2018 was as follows:

	For the Period August 23, 2019 to December 31, 2019	For the Period January 1, 2019 to August 22, 2019	For the Period September 4, 2018 to December 31, 2018
	(Successor)	(Predecessor)	(Predecessor)
Current Tax Provision:
U.S. Federal	$—	$—	$—
Total current tax provision	$—	$—	$—

There was no provision for income taxes for the Successor Period ended December 31, 2019, the 2019 Predecessor Period, or the period ending December 31, 2018, as the Company reports a tax loss in each period. The expected approximate income tax rate for all periods was 21%, whereas the actual rate was zero. The total income tax benefit differs from the expected income tax benefit principally due to the valuation allowance recorded against the deferred tax assets which are principally comprised of net operating losses (“NOLs”).

	For the Period August 23, 2019 to December 31, 2019	For the Period January 1, 2019 to August 22, 2019	For the Period September 4, 2018 to December 31, 2018
	(Successor)	(Predecessor)	(Predecessor)
Deferred Tax Provision:
U.S. Federal	$90,419	$10,253	$464
Change in valuation allowance	(90,419)	(10,253)	(464)
Total deferred tax provision	$—	$—	$—

	December 31, 2019	December 31, 2018
	(Successor)	(Predecessor)
Deferred Tax Asset:
Loss carry-forwards	$100,907	$464
Amortization (patent)	175
Depreciation	55
Valuation allowance	(101,137)	(464)
Total deferred tax assets	$—	—

The Company provided a valuation allowance equal to the deferred income tax assets for Successor Period ended December 31, 2019, the 2019 Predecessor Period, and the period ended December 31, 2018 because it is not presently known whether future taxable income will be sufficient to utilize the loss carry-forwards.

As of December 31, 2019, the Company had $484,446 in federal net operating loss carry-forwards with no expiration that can be utilized in future periods to reduce taxable income. However, due to changes in stock ownership, the use of the U.S. net operating loss carryforwards may be limited under Section 382 of the Internal Revenue Code.

The Company did not identify any material uncertain tax positions. The Company did not recognize any interest or penalties for unrecognized tax benefits. The federal income tax returns of the Company are subject to examination by the Internal Revenue Service (“IRS”), generally for three years after they are filed. The Company’s 2018 and 2019 Corporate Income Tax Returns are subject to IRS examination.

NOTE 15 – SUBSEQUENT EVENTS

In February 2020, the Company signed a Master Services Agreement with Shine Management Inc to provide financial and accounting services. In connection with this agreement, the Company granted Shine Management Inc. a stock grant of 60,000 shares with a fair value of $642 in exchange for a discounted rate for services through September 30, 2020. The shares were ultimately issued to Shine Innovations Investments, LLC, of which, Debra Hoopes, CFO is a member.

The Company’s operations may be affected by the recent and ongoing outbreak of the coronavirus disease 2019 (COVID-19) which was declared a pandemic by the World Health Organization in March 2020. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows. Possible effects may include, but are not limited to, disruption to the Company’s customers and revenue, absenteeism in the Company’s labor workforce, unavailability of products and supplies used in operations, and a decline in value of assets held by the Company.

Management has evaluated subsequent events through the date of filing.

F-20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Pelican Delivers, Inc.

Results of Review of Interim Financial Statements

We have reviewed the accompanying condensed balance sheet of Pelican Delivers, Inc. (the "Company") as of March 31, 2020 (Successor), and the related condensed statements of operations, changes in shareholders' equity (deficit), and cash flows for the three months ended March 31, 2020 (Successor) and 2019 (Predecessor) and the related notes (collectively referred to as the "interim financial statements"). Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

Merger with Pelican Delivers, Inc. (WASHINGTON)

As discussed in Note 1 to the financial statements, on September 30, 2019, the Company completed the merger with Pelican Delivers, Inc. (WASHINGTON), a Washington Corporation, through a share exchange. Upon effect of the merger, the separate existence of Pelican Delivers, Inc. (WASHINGTON) ceased, and the Company succeeded.

Basis for Review Results

These interim financial statements are the responsibility of the Company's management. We conducted our reviews in accordance with standards of the PCAOB. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

A review of interim financial statements consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

/s/ Rotenberg Meril Solomon Bertiger & Guttilla, P.C.

Saddle Brook, New Jersey

June 16, 2020

F-21

PELICAN DELIVERS, INC.

A NEVADA CORPORATION

CONDENSED BALANCE SHEETS

AS OF

	March 31, 2020	December 31, 2019
	(unaudited)
ASSETS
CURRENT ASSETS
Cash	$14,087	$51,970
Accounts receivable	2,622	474
Prepaid expenses	15,000	—
TOTAL CURRENT ASSETS	31,709	52,444

FIXED ASSETS, NET	7,364	8,061

OTHER ASSETS
Intangible assets, net	591,787	625,284
Operating lease right-of-use asset	15,587	19,549
Security deposit	2,000	2,000
TOTAL OTHER ASSETS	609,374	646,833
TOTAL ASSETS	$648,446	$707,338
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$125,136	$12,675
Operating lease liability – current portion	15,587	16,624
TOTAL CURRENT LIABILITIES	140,723	29,299
LONG-TERM LIABILITIES
Operating lease liability – net of current portion	—	2,925
Due to shareholders	355,601	283,410
TOTAL LIABILITIES	496,324	315,634

SHAREHOLDERS' EQUITY
Preferred stock ($0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at March 31, 2020 and December 31, 2019)	—	—
Common stock ($0.001 par value; 90,000,000 shares authorized; 13,660,000 shares issued and outstanding at March 31, 2020 and December 31, 2019)	13,660	13,600
Additional paid-in capital	889,650	889,618
Accumulated deficit	(751,188)	(511,515)
TOTAL SHAREHOLDERS' EQUITY	152,122	391,703
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$648,446	$707,338

The accompanying notes to financial statements are an integral part of these statements.

F-22

PELICAN DELIVERS, INC.

A NEVADA CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended March 31, 2020	For the Three Months Ended March 31, 2019
	(Successor)	(Predecessor)
REVENUE
Revenue	$11,701	$—
Revenue – related parties	4,536
Total revenue	16,237	—
Cost of revenue	746	—
GROSS PROFIT	15,491	—

OPERATING EXPENSES:
Compensation	33,958	—
Advertising and marketing	22,040	1,859
Amortization expense	33,497	—
Bank service charges	726	70
Depreciation expense	696	75
Dues and subscriptions	—	63
Legal and professional services (related party of $10,351 and $0, respectively)	83,624	—
Merchant bank fees	1,167	660
Office expense	8,046	193
Rent expense	6,873	2,291
Software expense (related party of $45,000 and $0, respectively)	46,120	—
Travel expense	15,322	—
Utilities	91	—
Other	1,059
Total operating expenses	253,219	5,210
LOSS FROM OPERATIONS	(237,728)	(5,210)

OTHER EXPENSE
Interest expense	1,945	4,008
Total other expense	1,945	4,008
LOSS BEFORE INCOME TAXES	(239,673)	(9,218)
INCOME TAXES	—	—
NET LOSS	$(239,673)	$(9,218)
NET LOSS PER COMMON SHARE	$(0.0176)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	13,636,923

The accompanying notes to financial statements are an integral part of these statements.

F-23

PELICAN DELIVERS, INC.

A NEVADA CORPORATION

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

For the Three Months Ended March 31, 2020 (Successor)

and 2019 (Predecessor)

(UNAUDITED)

	Common Stock		Additional Paid-In	Accumulated	Shareholders’ Equity
	Shares	Par Value	Capital	Deficit	(Deficit)
PREDECESSOR
Balances as of December 31, 2018	—	$—	$1,305	$(6,148)	$(4,843)
Capital contributions from shareholders	—	—	1,500	—	1,500
Net loss	—	—	—	(9,218)	(9,218)
Balances as of March 31, 2019	—	$—	$2,805	$(15,366)	$(12,561)
SUCCESSOR
Balances as of December 31, 2019	13,600,000	$13,600	$889,618	$(511,515)	$391,703
Common shares issued for services	60,000	60	32	—	92
Net loss	—	—	—	(239,673)	(239,673)
Balances as of March 31, 2020	13,660,000	$13,660	$889,650	$(751,188)	$152,122

The accompanying notes to financial statements are an integral part of these statements.

F-24

PELICAN DELIVERS, INC.

A NEVADA CORPORATION

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Three Months Ended March 31, 2020	For the Three Months Ended March 31, 2019
	(Successor)	(Predecessor)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(239,673)	$(9,218)
Adjustment to reconcile net loss to net cash used in operating activities:
Amortization expense - intangible assets	33,497	—
Amortization of right-of-use asset	3,962	1,218
Depreciation expense	696	75
Amortization of debt discount	—	4,008
Common shares issued for services	92	—
Expenses paid by shareholders	22,488	4,111
Changes in operating assets and liabilities:
Prepaid expenses	(15,000)	—
Accounts receivable	(2,148)	—
Accounts payable and accrued expenses	112,461	—
Operating lease liabilities	(3,962)	(1,218)
Net cash used in operating activities	(87,587)	(1,024)

CASH FLOWS FROM FINANCING ACTIVITIES:
Shareholder advances	49,704	—
Shareholder capital contributions	—	1,500
Payments on short term loans	—	—
Net cash used in financing activities	49,704	1,500

NET INCREASE (DECREASE) IN CASH	(37,883)	476

Cash - beginning of period	51,970	881
Cash - end of period	$14,087	$1,357

Non-cash transactions:
Acquisition of fixed assets paid by shareholders	$—	$842
Software development paid by shareholders	$—	$167,400
Software development through use of deposit	$—	$58,000
Refundable security deposit paid by shareholders	$—	$2,000
Short-term debt paid by shareholders	$—	$75,000
Right-of-use asset addition under ASC 842	$—	$30,607
Operating lease liability assumed under ASC 842	$—	$30,607

The accompanying notes to financial statements are an integral part of these statements.

F-25

PELICAN DELIVERS, INC.

A NEVADA CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 - THE COMPANY HISTORY AND NATURE OF OPERATIONS

Pelican Delivers, Inc. ("Pelican Delivers (NEVADA)" or the "Company") was incorporated on August 23, 2019 in the State of Nevada as a for-profit Company and established a calendar year end.

The Company is a cannabis delivery software company (app and web). The Company's superior business model, IP and technology facilitates dynamic workflow of orders, real time lead generation for delivery drivers, escrow, release and transfer of funds and authentication of customer identity. It complies with state laws and is not violative of interstate commerce. The Company plans to deliver cannabis and cannabis related products to consumers or end-users in any state that possesses a recreational or medical program with licensing. The Company’s customers consist of both dispensaries, that subscribe to the Company’s platform to facilitate the distribution of cannabis products from their dispensaries to end-users, as well as drivers who provide delivery service to end-users. Revenue streams for Pelican consist of: Dispensary membership fees, transaction fees based upon the gross order amount, processing fees, and delivery fees. For pick-up orders there is also a customer pick up fee, in lieu of a delivery fee. The founders and executive management possess decades of experience and have operated in all verticals within the cannabis industry.

On September 30, 2019, the Company entered into and executed a merger agreement with Pelican Delivers, Inc. (WASHINGTON), a Washington corporation. In exchange for the Pelican Delivers, Inc. (WASHINGTON) shares surrendered by its shareholders, Pelican Delivers, Inc. (NEVADA) issued and transferred to them an aggregate of 9,600,000 shares of restricted Pelican Delivers Inc. (NEVADA) common stock at a par value of $0.001.

Upon effect of the merger agreement, the separate existence of Pelican Delivers, Inc. (WASHINGTON) ceased and Pelican Delivers, Inc. (NEVADA) succeeded, without other transfer, to all rights and properties of Pelican Delivers, Inc. (WASHINGTON) and is subject to all debts and liabilities of such corporation in the same manner as if the surviving corporation had incurred them. In addition, Pelican Delivers, Inc. (WASHINGTON) transferred "A System and Methods for Network-Implemented Cannabis Delivery" ("the patent") and related software rights owned by Pelican Delivers, Inc. (WASHINGTON) to Pelican Delivers, Inc. (NEVADA) as part of the effectuation of the merger.

NOTE 2 – GOING CONCERN

The Company accounts for going concern matters under the guidance of ASU 2014-15, “Presentation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entities Ability to Continue as a Going Concern (“ASU 2014-15”). The guidance in ASU 2014-15 sets forth management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern as well as required disclosures. ASU 2014-15 indicates that, when preparing financial statements for interim and annual financial statements, management should evaluate whether conditions or events, in the aggregate, raise substantial doubt about the entity’s ability to continue as a going concern for one year from the date the financial statements are issued or are available to be issued. This evaluation should include consideration of conditions and events that are either known or are reasonably knowable at the date the financial statements are issued or are available to be issued, as well as whether it is probable that management’s plans to address the substantial doubt will be implemented and, if so, whether it is probable that the plans will alleviate the substantial doubt.

These financial statements have been prepared on a going concern basis which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of March 31, 2020, the Company has incurred losses since inception, has not yet generated significant revenue from its operations, and will require additional funds to maintain its operations. In addition, the State of Washington Liquor/Cannabis Control Board recently issued violation notices to cannabis dispensaries informing them that the delivery of cannabis for financial consideration is prohibited under Washington State Law, and the use of the Company’s delivery service is a violation of their license. As a result, all unrelated dispensaries in the state of Washington have discontinued the use of the Company’s delivery service. Management plans to address this issue by having the Company’s related dispensaries file an administrative appeal of the prohibition, increasing lobbying efforts to clarify the law to allow for payment for delivery services within Washington State, and to quickly begin operations in other states which do not have a prohibition on paid cannabis delivery services. If this administrative position is followed by other states, the Company’s entire business plan related to its future growth and advancement as a cannabis delivery service could be substantially and severely impacted or even fail. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary debt or equity financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. However, no assurance can be given at this time that we will be able to achieve these objectives. The Company intends to finance operating costs over the next twelve months through continued financial support from its shareholders and a public capital raise. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-26

PELICAN DELIVERS, INC.

A NEVADA CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 3 - BASIS OF PRESENTATION

Interim Financial Statements

The accompanying unaudited financial statements have been prepared from the books and records of the Company and include all normal and recurring adjustments which, in the opinion of management, are necessary for a fair presentation in accordance with accounting principles generally accepted in the United States (U.S. GAAP) for interim financial information and Rule 8-03 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission. Accordingly, these interim financial statements do not include all of the information and footnotes required for complete annual financial statements. Interim results are not necessarily indicative of the results that may be expected for the full year. Interim unaudited financial statements should be read in conjunction with the audited financial statements and the notes thereto included in this registration statement for the year ended December 31, 2019, from which the accompanying balance sheet dated December 31, 2019 was derived.

Certain financial statement amounts may not add or agree due to rounding.

The financial statements of the Company as of and for the three months ended March 31, 2020 are labeled as "Successor." Prior to the merger, the financial statements of Pelican Delivers, Inc. (WASHINGTON) for the three months ended March 31, 2019 are labeled as "Predecessor."

Business combinations

The Company accounted for the exchange of shares between Pelican Delivers, Inc. (NEVADA) and Pelican Delivers, Inc. (WASHINGTON) pursuant to Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 805-50, Transactions between Entities under Common Control. Accordingly, all prior financial information has been presented to reflect this transaction as a "pooling of interests" as of the earliest period presented under common control.

When accounting for a transfer of assets or exchange of shares between entities under common control, the entity that receives the net assets or the equity interests shall initially measure the recognized assets and liabilities transferred at their carrying amounts in the accounts of the transferring entity at the date of transfer. If the receiving entity issues equity interests in the exchange, the equity interests issued are recorded at an amount equal to the carrying amount of the net assets transferred, even if the fair value of the equity interests issued is reliably determinable.

The financial statements of the receiving entity shall report results of operations for the period in which the transfer occurs as though the transfer of net assets or exchange of equity interests had occurred at the beginning of the period in which common control was established. Results of operations for that period will thus comprise those of the previously separate entities combined from the beginning of the period in which common control was established to the date the transfer is complete, and those of the combined operations from that date to the end of the period. Common control was established between these entities on August 23, 2019, the date of incorporation of the Pelican Delivers, Inc. (NEVADA), and therefore, this transaction was recorded as if the merger occurred on August 23, 2019 (the "Merger Date").

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents

Cash and cash equivalents include all highly liquid instruments with an original maturity of three months or less.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. On an ongoing basis, the Company reviews and evaluates its estimates and assumptions, including but not limited to, those that relate to deferred tax valuation allowance, stock-based compensation, accounts receivable reserves, and future cash flows associated with impairment testing for intangible and other long-lived assets. Actual results could differ from these good faith estimates and judgments.

Fair value of financial instruments

The carrying amounts reported in the balance sheets for cash and prepaid expenses, accounts payable and short-term debt approximate their fair market value based on the short-term maturity of these instruments. The Company did not have any non-financial assets or liabilities that are measured at fair value on a recurring basis as of March 31, 2020.

F-27

PELICAN DELIVERS, INC.

A NEVADA CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fixed Assets

Fixed assets are recorded at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the remaining term of the related lease or the estimated useful life of the asset. The useful lives are as follows:

Computer equipment	3 years
Office equipment	3 years
Furniture and fixtures	5 years

Maintenance and repairs will be charged to operations as incurred. Expenditures that substantially increase the useful lives of the related assets are capitalized. When fixed assets are disposed of, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is reported in the period the transaction takes place.

Accounting for the impairment of long-lived assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. During the three months ended March 31, 2020 and 2019, the Company did not impair any long-lived assets.

Intangible Assets

The Company capitalizes certain costs incurred with developing or obtaining internal-use software when both the preliminary project stage is completed and when management authorizes and commits to funding the project and it is probable that the project will be completed. Development and acquisition costs are capitalized when the focus of the software project is either to develop new software, to increase the life of existing software or to add significantly to the functionality of existing software. Capitalization ceases when the software project is substantially complete and ready for its intended use. Capitalized software costs are included in intangible assets in the balance sheet and are amortized using the straight-line method over the estimated useful lives of the software which is estimated to be five years.

The Company also capitalizes the costs of purchased and internally developed patents. Capitalized patent costs are amortized on a straight-line basis over the shorter of the remaining patent term or useful life of the patent which has been estimated to be five years. Costs of patents included on the condensed balance sheet at March 31, 2020 and December 31, 2019 represent legal costs. If a patent application is denied, the costs will be expensed. Costs that do not meet capitalization criteria are expensed as incurred.

Revenue recognition

The Company accounts for revenue under FASB ASC Topic 606, Revenue from Contracts with Customers. Under the new standard, the Company recognizes revenue when a customer obtains control of promised services or goods in an amount that reflects the consideration to which the entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer contracts. The Company evaluated the new guidance and its adoption did not have a significant impact on the Company’s financial statements and a cumulative effect adjustment under the modified retrospective method of adoption was not necessary. There is no change to the Company’s accounting policies. Prior to the adoption of the new standard, the Company recognized revenue when persuasive evidence of an arrangement existed, delivery occurred, the fee was fixed or determinable, and collectability was reasonably assured.

In general, the Company applies the following steps when recognizing revenue from contracts with customers: (i) identify the contract, (ii) identify the performance obligations, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations and (v) recognize revenue when a performance obligation is satisfied.

F-28

PELICAN DELIVERS, INC.

A NEVADA CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue recognition (continued)

Revenue from contracts with customers is recognized when, or as, we satisfy our performance obligations by transferring the promised goods or services to the customers. A good or service is transferred to a customer when, or as, the customer obtains control of that good or service. A performance obligation may be satisfied over time or at a point in time. Revenue from a performance obligation satisfied over time is recognized by measuring our progress in satisfying the performance obligation in a manner that depicts the transfer of the goods or services to the customer. Revenue from a performance obligation satisfied at a point in time is recognized at the point in time that we determine the customer obtains control over the promised good or service. The amount of revenue recognized reflects the consideration we are entitled to in exchange for those promised goods or services (the "transaction price"). In determining the transaction price, we consider multiple factors, including the effects of variable consideration. Variable consideration is included in the transaction price only to the extent it is probable when the uncertainties with respect to the amount are resolved and when a significant reversal in the amount of cumulative revenue recognized will not occur. In determining when to include variable consideration in the transaction price, we consider the range of possible outcomes, the predictive value of our past experiences, the time period of when uncertainties expect to be resolved and the amount of consideration that is susceptible to factors outside of our influence, such as market volatility or the judgment and actions of third parties.

The Company enters into agreements with dispensaries and drivers to use its platform, which defines the fees to be charged for each service. Upon acceptance of a transaction, the dispensary and driver agree to perform the services as requested by an end-user. The acceptance of a transaction request combined with the agreement establishes enforceable rights and obligations for each transaction. A contract exists between the Company and the dispensary and driver after the dispensary and drivers accept a transaction request and the dispensary’s and driver’s ability to cancel the transaction lapses. End-users access the platforms for free and the Company has no performance obligation to end-users. As a result, end-users are not the Company's customers.

The Company has the following four service fees to generate revenues through connecting the contracting buyers, sellers, and delivery persons:

Dispensary Membership Fee

The Company will earn and revenue is derived from a fixed monthly fee from dispensaries for access to, and placement of their products on, the Company's interactive website and mobile application platform. Revenue will be recognized over time and ratably over the term of the contract. Any amounts paid in advance of our ability to recognize revenue are deferred. Promotions and discounts may be available on membership fees. The Company records the cost of these promotions as a reduction of revenue at the time the product is delivered.

Sales Transaction Fee

The Company will retain a percentage of each gross order amount process through the Company's service site. The sales transaction fee will be recorded when the driver picks up the order from the dispensary.

Transaction Processing Fee

The Company will earn a fixed fee for processing for each delivery set up and made through the Company's service site and for each scheduled pick-up of a product by a customer from one of the dispensaries in the network. The transaction processing fee will be recorded at the point in time in which driver or the customer picks up the order.

F-29

PELICAN DELIVERS, INC.

A NEVADA CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Delivery Fee

The Company will also earn a percentage of the delivery fees earned by drivers for each transaction. The Company derives its delivery revenue primarily from service fees paid by end-users for delivery services on successfully completed orders via the Company’s application. The revenue for these services is based on the amount charged to the end-user. The delivery fee will be recorded at the point in time in which the end-user obtains control over the promised good through delivery and the transaction is executed. Promotions and discounts maybe available on delivery services. The Company records the cost of these promotions as a reduction of revenue at the time the product is delivered.

The Company’s activities satisfy the performance obligations on delivery transactions and pick up transactions which is to connect drivers and dispensaries with end-users, when the product is picked up from the dispensary for sales and transaction processing fees. The delivery portion of the obligation is completed when the goods are delivered to the customer. The performance obligation for the dispensary membership fees is satisfied when a dispensary is set-up on the Company’s platform and the company provides access to products on the web site.

Judgment is required in determining whether the Company is a principal or agent in transactions with dispensaries, drivers and end-user customer. The Company evaluates the presentation of revenue on a gross or net basis based on whether it controls the service provided to the end-user and is the principal (i.e. "gross"), or the Company arranges for other parties to provide the service to the end-user and is an agent (i.e. "net"). For dispensaries and delivery transactions, the Company's role is to provide the service to dispensaries and drivers to facilitate a successful delivery service to end-users. The Company concluded it does not control the good or service provided by dispensaries and drivers to end-users as (i) the Company does not pre-purchase or otherwise obtain control of the products and drivers goods or services prior to its transfer to the end-user; and (ii) the Company does not direct dispensaries and drivers to perform the service on the Company’s behalf, and dispensaries and drivers have the sole ability to decline a transaction request. As part of the Company's evaluation of control, the Company reviews other specific indicators to assist in the principal versus agent conclusions. The Company is not primarily responsible for dispensaries and driver services provided to end-users, nor does it have inventory risk related to these services. Therefore, the Company acts as an agent by connecting end-users seeking delivery services with drivers and dispensaries looking to provide these services.

Dispensaries and drivers are the Company's customers and pay the Company for each successfully completed transaction with end-users. The Company's obligation in the transactions are satisfied upon completion by drivers and dispensaries of a transaction. In the transactions with end-users, the Company acts as an agent by connecting end-users seeking product and delivery services with dispensaries and drivers looking to provide these services. Accordingly, the Company recognizes revenue on a net basis for delivery services and sales transaction fees, representing the fee the Company expects to receive in exchange for the Company providing the service to dispensaries and drivers. The Company records refunds to end-users that it recovers from dispensaries as a reduction to revenue.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable represents uncollected payments from end-users for completed transactions where the payment method is credit card and includes (a) end-user amounts not yet settled with payment service providers, and (b) end-user amounts settled by payment service providers but not yet remitted to the Company.

Cost of Revenue

Cost of revenue primarily consists of additional payments to drivers which are paid as incentives to the drivers.

Advertising and Marketing

Advertising and marketing expenses primarily consist of social media and web-based advertisements. The Company expenses advertising and other promotional expenditures as incurred.

Income taxes

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

F-30

PELICAN DELIVERS, INC.

A NEVADA CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income taxes (continued)

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry-forward period under the Federal tax laws. Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

The Company accounts for uncertainties in income taxes under the provisions of FASB ASC 740-10-05 (the "Subtopic"). The Subtopic clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and certain recognition thresholds must be met before a tax position is recognized. An entity may only recognize or continue to recognize tax positions that meet a “more likely-than-not” threshold. As of March 31, 2020, the Company does not believe it has any uncertain tax positions that would require either recognition or disclosure in the accompanying financial statements. The Company recognizes interest and penalties related to uncertain income tax positions in other expense.

Leases

The Company accounts for leases under ASU 2016-02, Leases (Topic 842), as amended ("ASC 842"). The standard establishes a right-of-use (ROU) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months and classify as either operating or finance leases.

Stock-based compensation

The Company accounts for stock-based compensation in accordance with FASB ASC 718, Compensation – Stock Compensation (“ASC 718”) for awards issued to employees and ASU No. 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting for share-based payment transactions for acquiring goods and services from nonemployees.

F-31

PELICAN DELIVERS, INC.

A NEVADA CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Per share data

ASC Topic 260 “Earnings per Share,” requires presentation of both basic and diluted earnings per share (“EPS”) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Basic net earnings per share are computed by dividing net earnings available to common stockholders by the weighted average number of shares of common stock outstanding during the period including common shares to be issued to service providers that were vested as of the balance sheet date and not subject to forfeiture based on performance or other conditions. Diluted net earnings per share is computed by dividing net earnings applicable to common stockholders by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Diluted earnings per share reflects the potential dilution that could occur if securities were exercised or converted into common stock or other contracts to issue common stock resulting in the issuance of common stock that would then share in the Company’s earnings subject to anti-dilution limitations. In a period in which the Company has a net loss, all potentially dilutive securities are excluded from the computation of diluted shares outstanding as they would have an anti-dilutive impact. For the three months ended March 31, 2020, the Company had 150,000 of stock options, which were not included in the earnings per share calculation because they were anti-dilutive.

Recently issued accounting pronouncements

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” to require the measurement of expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. The guidance also amends the impairment model for available for sale debt securities and requires entities to determine whether all or a portion of the unrealized loss on such debt security is a credit loss. The standard is effective for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The Company adopted the new standard on January 1, 2020. The adoption of this standard did not have any material impact on the Company's financial statements.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement,” which modifies the disclosure requirements in ASC 820, “Fair Value Measurement” (“ASC 820”). The new standard is effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The Company adopted the new standard on January 1, 2020. The adoption of this standard did not have any material impact on the Company's financial statements.

In December 2019, the FASB issued ASU 2019-12, “Simplifying the Accounting for Income Taxes” to remove specific exceptions to the general principles in Topic 740 and to simplify accounting for income taxes. The standard is effective for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. Early adoption is permitted. The Company is currently evaluating the impact of this accounting standard update on its financial statements.

F-32

PELICAN DELIVERS, INC.

A NEVADA CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 5 - REVENUE

Sources of Revenue

We have identified the following revenues disaggregated by revenue source:

Monthly membership revenue – Monthly fee paid by dispensaries for access to, and placement of their products on, the Company's interactive website and mobile application.

Order fee revenue – Delivery fee and related fees include fees for delivery, the sales transaction fee and transaction processing fees.

The following tables present the Company’s revenues disaggregated by revenue source.

	For the Three Months Ended March 31, 2020	For the Three Months Ended March 31, 2019
	(Successor)	(Predecessor)
REVENUE
Monthly membership revenue	$9,000	$—
Order fee revenue	2,701	—
Monthly membership revenue – related party	3,000	—
Order fee revenue - related parties	1,536	$—
Total revenue	$16,237	$—

Contract Balances

The Company’s contract assets for performance obligations satisfied prior to payment or contract liabilities for consideration collected prior to satisfying the performance obligations are not material.

Note 6 – PROPERTY AND EQUIPMENT

Fixed assets as of March 31, 2020 and December 31, 2019, are as follows:

	March 31, 2020 (unaudited)	December 31, 2019
Computer equipment	$3,737	$3,738
Furniture and fixtures	3,514	3,514
Office equipment	2,579	2,579
Accumulated depreciation	(2,466)	(1,770)
Total	$7,364	$8,061

F-33

PELICAN DELIVERS, INC.

A NEVADA CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 7 – INTANGIBLE ASSETS, NET

Intangible assets as of March 31, 2020 and December 31, 2019, are summarized as follows:

	Useful lives (in years)	March 31, 2020 (unaudited)	December 31, 2019
Amortizable intangible assets:
Software assets	5	$644,927	$644,927
Patent	5	25,020	25,020
Amortizable intangible assets		669,947	669,947
Less accumulated amortization		(78,160)	(44,663)
Total intangible assets, net		$591,787	$625,284

Estimated amortization expense for each of the next five years is as follows:

Years ended December 31,
2020 – remaining nine months	$100,492
2021	133,989
2022	133,989
2023	133,989
2024	89,328
Total	$591,787

The software assets and patent were acquired through the merger with Pelican Delivers, Inc. (WASHINGTON). The software assets were originally acquired from a third-party on October 29, 2018 in the amount of $365,927, and further developed through a software development agreement totaling $279,000.

The patent acquired consists of capitalized legal costs incurred in developing and obtaining the patent and totals $25,020.

Intangible assets amortization expense was $33,497 and $0 for the three months ended March 31, 2020 and 2019, respectively.

F-34

PELICAN DELIVERS, INC.

A NEVADA CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 8 – DUE TO SHAREHOLDERS

The Company has not yet established firm arrangements for financing and to date has been financed by the shareholders. The shareholders, or companies they control, have paid for various expenses and liabilities of the Company and all amounts have been recorded as due to shareholders.

During the three months ended March 31, 2019, the shareholders paid $75,000 toward the short-term debt of the Company, $167,400 for software development, $842 for the acquisition of fixed assets, $2,000 for a security deposit, contributions and $4,111 for expenses for the Company. These amounts were recorded as due to shareholders.

During the three months ended March 31, 2020, the shareholders advanced $49,705 and paid $22,486 of expenses for the Company, including $1,945 of interest, for general operating expenses. Interest expense of $1,945 is recorded under interest expense in the condensed statement of operations. This amount was included in due to shareholders resulting in a balance of $355,601, including $1,945 of accrued interest, as of March 31, 2020. The interest expense was recorded at rates of 2.5% to 2.8%.

On April 1, 2020, the Company and the shareholders entered into a revolving credit promissory note in the amount of $355,601. The note balance accrues interested as the federal funds rate per annum and the total balance, including accrued interest is due in full on March 31, 2022. The note also allows for additional funds to be provided at the Company's request and such additional amounts are added to the balance due and will accrue interest as of the beginning of the month such funds are provided. Any additional amounts are due and payable with accrued interest on the due date of March 31, 2022.

NOTE 9 – RELATED PARTIES

During the three months ended March 31, 2020, the Company recorded $4,536 of revenue from related parties, which was earned from transactions processed through the Company's software program.

During the three months ended March 31, 2020, the Company paid $7,090 to George Comeau, a related party, for consulting services.

As more fully described in Note 11, the Company issued, during February 2020, a stock grant of 60,000 shares for outsourced accounting and financial reporting services being rendered by Shine Management, whose chief financial officer also serves as the chief accounting officer of the Company beginning February 2020. The shares were ultimately issued to Shine Innovations Investments, LLC, of which, Debra Hoopes, CFO, is a member. The Company is amortizing the $642 grant date fair value over the term of the service agreement. The Company amortized $92 for the three months ended March 31, 2020 and the expense is included in Legal and Professional services in the condensed statement of operations with an equal amount credited to additional paid in capital. During the three months ended March 31, 2020 and March 31, 2019, the Company incurred and paid $10,351 and $0 respectively, for outsourced accounting services to Shine Management.

On September 30, 2019, the Company entered into a subscription agreement with David Baker for 2,400,000 shares of common stock to be issued at par value of $0.001, for a subscription of $2,400 and calculated total fair value of $67,494. The fair value of the stock was based on management's estimate of the value of the Company using an asset approach as of September 30, 2019, less certain discounts based on the terms and nature of the common stock. On September 30, 2019, David Baker was also appointed as a director of the Company. The Company entered into an advisory agreement with David Baker, Managing Member, Mercadyne Advisors LLC (the "Advisor"), on July 10, 2019 whereby the Advisor will provide various services in preparation for a going public transaction. As compensation for these services, the Advisor received the subscription agreement discussed above. If the Company cancels the transaction or the advisory agreement, the Company agrees to pay the Advisor an exit fee of $50,000.

On September 30, 2019, the Company entered into a subscription agreement with Vadim Tarasov, the CTO of the Company, for 800,000 shares of common stock to be issued at par value of $0.001, for a subscription of $800 and calculated total fair value of $22,498. The fair value of the stock was based on management's estimate of the value of the Company using an asset approach as of September 30, 2019, less certain discounts based on the terms and nature of the common stock. The Company also established an ongoing software development arrangement with a company for which Mr. Tarasov is the chief executive officer. During the three months ended March 31, 2020 and March 31, 2019, the Company incurred and paid $45,000 and $0 respectively, for software development to such company.

NOTE 10 – SHORT-TERM DEBT, NET

On October 29, 2018, the Company entered into an asset purchase and sale agreement with third-party for the purchase of software assets. The total purchase price for the software assets was $380,000, which consisted of an initial deposit and monthly installments. As of September 30, 2019, the Company has paid a total of $325,000, and the remaining $55,000 was paid by November 15, 2019. On the date of acquisition, the Company recorded the short-term debt at its present value and recorded a discount on the debt of $14,073. The related software assets were recorded at $365,927.

The short term debt was paid in full and the balance as of December 31, 2019 was $0, and during the three months ended March 31, 2019, amortization of the debt discount amounted to $4,008 and was recorded as interest expense.

F-35

PELICAN DELIVERS, INC.

A NEVADA CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 11 – SHAREHOLDERS’ EQUITY

Authorized shares

The Company is authorized to issue 90,000,000 shares of common stock at par value of $0.001 and 10,000,000 shares of preferred stock at par value of $0.001.

Preferred Stock

The Company’s Board of Directors is authorized to issue, at any time, without further stockholder approval, up to 10 million shares of preferred stock. The Board of Directors has the authority to fix and determine the voting rights, rights of redemption and other rights and preferences of preferred stock.

Common stock issued

On September 30, 2019, the Company entered into and executed a merger with Pelican Delivers, Inc. (WASHINGTON), a Washington corporation. In exchange for the Pelican Delivers, Inc. (WASHINGTON) shares surrendered by its shareholders, Pelican Delivers, Inc. (NEVADA) issued and transferred to them an aggregate of 9,600,000 shares of restricted Pelican Delivers Inc. (NEVADA) common stock at a par value of $0.001. This share exchange was recorded on the Merger Date.

On September 30, 2019, the Company entered into three separate subscription agreements for services rendered to issue a total of 4,000,000 shares of common stock, for a subscription amount of $4,000. Two of the subscription agreements were with related parties (see Note 10). The Company valued the shares issued based on the provisions of ASC 718, and management’s estimate of the value of the Company using an asset approach as of September 30, 2019, less certain discounts based on the terms and nature of the common stock. As of December 31, 2019, the stock subscriptions were paid and the 4,000,000 shares were issued.

On February 25, 2020, the Company issued a stock grant of 60,000 shares to an affiliate of Shine Management for services to be rendered through September 30, 2020. The stock was issued to Shine Innovations Investments, LLC, of which our CFO is a member. The Company valued the shares issued based on the provisions of ASC 718, and management’s estimate of the value of the Company using an asset approach as of February 25, 2020, less certain discounts based on the terms and nature of the common stock. The estimated fair value of the shares was $642 and the Company recorded expenses in legal and professional fees over the 7 month vesting period.

Stock Options

On October 1, 2019, the Company issued 150,000 stock option awards for services. These options had an exercise price of $0.10 and vested immediately upon issue. Stock options outstanding at March 31, 2020 and 2019 were 150,000 and 0, respectively. No other stock options were granted during the three months ending March 31, 2020 and 2019.

NOTE 12 - LEASES

The Company has an operating lease for the corporate office. The term of the lease agreement is for a period of 24 months, commencing on March 1, 2019 and terminating on February 28, 2021, which includes an option to extend the lease for two years. The lease contains fixed base rent payments over the term of the lease and additional rent payments for operating costs that are estimated and adjusted for each year of the lease. The Company's analysis of the right-of-use asset and the lease liability assumed that the Company would not extend its lease and excluded the additional rent payments as they were determined to be variable payments and were therefore recorded as lease costs when incurred.

The components of lease expense are as follows:

	For the Three Months Ended March 31, 2020	For the Three Months Ended March 31, 2019
	(Successor)	(Predecessor)
Operating lease cost	$6,873	2,291

F-36

PELICAN DELIVERS, INC.

A NEVADA CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 12 – LEASES (CONTINUED)

Supplemental cash flow information related to the lease is as follows:

	For the Three Months Ended March 31, 2020	For the Three Months Ended March 31, 2019
	(Successor)	(Predecessor)
Right-of-use asset obtained in exchange for lease liability:
Operating leases	$—	$30,607
Cash paid for amounts included in the measurement of operating lease liability:	$6,873	$2,291

Supplemental balance sheet information related to the lease is as follows:

	As of March 31, 2020	As of March 31, 2019
	(Successor)	(Predecessor)
Operating Leases
Operating lease right-of-use asset	$15,587	$29,389
Operating lease liability - current portion	$15,587	$13,802
Operating lease liability - net of current portion	—	15,587
Total operating lease liability	$15,587	$29,389
Remaining lease term
Operating leases	11 months	23 months
Discount rate
Operating leases	8.50%	8.50%

Maturities of the operating lease liability were as follows for the twelve months ending:

December 31, 2020 (remaining nine months)	$13,302
December 31, 2021	2,956
Total future lease payments	16,258
Less: imputed interest	(671)
Total operating lease maturities	15,587
Less current portion of operating lease liability	(15,587)
Total long-term portion of operating lease liability	$-

F-37

PELICAN DELIVERS, INC.

A NEVADA CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 13 – INCOME TAXES

The Company recorded no income tax expense for the three months ended March 31, 2020 and 2019 because the estimated annual effective tax rate was zero. As of March 31, 2020 and 2019, the Company continues to provide a full valuation allowance against its net deferred tax assets since the Company believes it is more likely than not that its deferred tax assets will not be realized.

NOTE 14 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date of filing.

F-38

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis (“MD&A”) is intended to provide an understanding of our financial condition, results of operations and cash flows by focusing on changes in certain key measures from year to year. This discussion should be read in conjunction with the audited Financial Statements and related notes provided herewith.

Cautionary Statement Regarding Forward-Looking Statements

Our MD&A contains forward-looking statements that discuss, among other things, future expectations and projections regarding future developments, operations and financial condition. All forward-looking statements are based on management’s existing beliefs about present and future events outside of management’s control and on assumptions that may prove to be incorrect. If any underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected or intended. We undertake no obligation to publicly update or revise any forward-looking statements to reflect actual results, changes in expectations or events or circumstances after the date of this Registration Statement on Form S-1 is filed.

Discussion of Plan of Operations and Pending Issues

The core of our current plan of operations is to grow a strong base of subscribing cannabis consumers and selling Dispensaries by expanding location by location beginning, as we have, in the Seattle metropolitan area. We believe that the shortest route to achieving this objective is to offer a stable and reliable mobile service application combined with a well-crafted marketing campaign. It would be neither productive nor prudent to have an inadequate number of Drivers or Dispensaries to deliver product on time to a growing and active Customer base, or in the opposite extreme, to have Drivers and Dispensaries experience little or no traffic following their enrollment to the Company’s service. Thus, we plan to carefully ramp up our marketing efforts in a coordinated fashion by geographical location while continuing to work on the look and operation of our online and mobile platforms.

In implementing this plan, we have begun our operations and have added both related and unrelated dispensaries to our site in the State of Washington; however, recently administrators at the State of Washington Liquor/Cannabis Control Board issued violation notices to all these enrolled dispensaries informing them that the delivery of cannabis which is conditioned upon or done in connection with the provision or receipt of financial consideration is prohibited under Washington State Law, and thus that the use of our delivery service is a violation of their license. As a result, all unrelated dispensaries in the state of Washington have discontinued the use of our delivery services. While some of these dispensaries have continued the use of our pickup service, the impact on our operations and growth in the state of Washington has been immediate and severe. All of our historical operations have been conducted in the state of Washington and thus this decision has been a major setback to our business plan.

Our plan to combat this problematic issue is three-fold:

1.	Dispensaries related to us have and are presently in the process of administratively appealing this decision. In the event of their success or failure on this administrative appeal, we expect the matter to end up in the court system within the state of Washington where it will ultimately be decided.

2.	We have instituted lobbying efforts to clarify the law to allow payment for delivery services within the state of Washington which if successful will override this administrative decision.

3.	Our plan is to quickly begin operations in other states which have not issued any such restricted administrative ruling, most importantly California, which is currently set to begin operations within the next 30 days.

It should be noted however, that this administrative decision has already had a significant impact on our growth and operations and would continue to do so in the event that the appealing dispensaries are not successful in this appeal or the subsequent court action which will likely follow. As a result, our business in the state of Washington may be severely restricted and negatively impacted in the future, or even entirely cease to exist. Additionally, if this administrative position is followed by other states, our entire business plan related to our future growth and advancement as a cannabis delivery service could be substantially and severely impacted or even fail.

31

Comparison of the Three months ended March 31, 2020, compared to the three months ended March 31, 2019

Revenue

Revenue for the three months ended March 31, 2020 was $16,237, compared to $0 for the same three month period ended March 31, 2019. The increase was the result of roll out of the Pelican Delivers platform.

Cost of Revenue

Cost of revenue for the three months ended March 31, 2020 were $746 compared to $0 for the three months ended March 31, 2019. The increase in cost of sales was the result of the beginning of delivery services.

Operating Expenses

Operating expenses $253,219 for the three months ended March 31, 2020 compared to $5,210 for the three months ended March 31, 2019. The increase in operating expenses in the three months ending March 31, 2020 was primarily the result of an increase in legal and professional fees, advertising and marketing, software expenses and compensation as the result of the roll out of services.

Net Loss

The net loss for the three months ended March 31, 2020 was $239,673 as compared to a net loss of $9,218 for the same three month period in 2019. The primary reason for the increase in net loss was the result of our increased operating expenses.

Results of Operations for the Period from inception (September 4, 2018) until the quarter ended March 31, 2020.

We generated cumulative revenue totaling $24,351 and incurred cumulative expenses of $775,539 for the period from inception (September 4, 2018) to March 31, 2020.  Our expenses consisted primarily of interest expense of $16,018 and operating expenses of $758,707.  Operating expenses consisted primarily of stock based compensation, software development, legal and professional fees, advertising and marketing, rent and travel expenses. We expect that our operating expenses will increase as we undertake our plan of operations, as outlined above.

Liquidity and Capital Resources

As of March 31, 2020, we had cash of $14,087, prepaid expenses and other current assets of $17,622 for total current assets of $31,708. Our total current liabilities as of March 31, 2020 were $140,723. We had a working capital deficit of $109,015 as of March 31, 2020.

Operating activities used a net $166,177 in cash from inception (September 4, 2018) to March 31, 2020. Financing activities provided $180,264 from inception (September 4, 2018) to March 31, 2020 and consisted of shareholder cash capital contributions. In addition, shareholders repaid short-term debt of the Company, purchased software assets, patent costs and paid other costs of operating the Company in the total amount of $1,031,078 of which $675,477 was converted into equity.

To date our operations have been supported completely through short-term loans and investments from the separate business operations of our founders and major shareholders, Dave and Tina Comeau. These loans and investments are expected to continue until we are able to generate profits from operations sufficient to sustain our business and growth. On April 1, 2020, the Company and the shareholders entered into a revolving credit promissory note in the amount of $355,601. The note balance accrues interested as the federal funds rate per annum and the total balance, including accrued interest is due in full on March 31, 2022. The note also allows for additional funds to be provided at the Company's request and such additional amounts are added to the balance due and will accrue interest as of the beginning of the month such funds are provided. Any additional amounts are due and payable with accrued interest on the due date of March 31, 2022. However, it should be noted that these short-term loans are strictly voluntary on the part of Dave and Tina Comeau and may be terminated by them at any time. There can thus be no assurance that Mr. and/or Mrs. Comeau will personally continue to support our operations and business efforts in the future.

Going Concern

Our financial statements have been prepared assuming that we will continue as a going concern which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. We have incurred cumulative losses to date, expect to incur further losses in the development of our business, and have been dependent largely on funding operations through the outside business operations of our founders, Dave and Tina Comeau. These conditions raise substantial doubt about our ability to continue as a going concern. Management’s plans include continuing to finance operations through the private or public placement of debt and/or equity securities as well as the commencement of business operations and sale of product and services. However, no assurance can be given at this time that we will be able to achieve these objectives. The financial statements do not include any adjustment relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Off Balance Sheet Arrangements

As of March 31, 2020, there were no off-balance sheet arrangements.

32

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

MANAGEMENT

Executive Officers

The following table contains information with respect to our current executive officers and directors:

Name	Age	Principal Positions
David Comeau	42	Chairman of the Board, President, Principal Executive Officer and CEO
Tina Comeau	40	Director, Secretary and Treasurer
Vadim Tarasov	30	Chief Technology Officer
David Baker	52	Executive Director
Debra R. Hoopes	59	Principal Accounting Officer and CFO

David Comeau is the co-founder, Chairman of the Board, President and CEO of the Company, and he is married to Tina Comeau, his co-founder and our Secretary/Treasurer. Prior to starting Pelican Delivers, Mr. Comeau was the IT Supervisor at one of Washington State’s largest Tribal Casinos. Having gained casino experience, he and his family opened the Ponderay Café & Casino in Bremerton, WA, where he was the general manager. In 2010, Mr. Comeau was a Medical Marijuana Grower and processor where he grew the business from one small tent in his garage to an 8,000 sq ft warehouse. In 2016, he opened a chain of retail cannabis stores (Better Buds) in Washington State with annual revenue over $5,000,000. Mr. Comeau has over a decade of experience in the cannabis industry.

Tina Comeau is the co-founder, Director, Secretary and Treasurer of the Company, and she is married to David Comeau, her co-founder and our CEO. In 2016, Mrs. Comeau opened a chain of retail cannabis stores (Better Buds) with Dave Comeau in Washington State. Before starting Better Buds, Mrs. Comeau was a Medical Marijuana Grower and processor. She simultaneously worked as a Para-Educator specializing in working with special needs children. Mrs. Comeau is also a Director of the non-profit Pelican Cares Foundation and an entrepreneur with nearly a decade of experience in the cannabis industry.

Vadim Tarasov is the Chief Technology Officer of the Company. Mr. Tarasov co-designed the original Pelican Delivers software and has been managing its functional implementation into the market. Prior to founding his own software development firm, Mr. Tarasov had 12 years-experience as a software and application developer. This included work as a Senior Software Developer for the Washington State Criminal Justice Commission. Mr. Tarasov and his firm have completed hundreds of projects across multiple industries, including military grade mobile applications, enterprise ERP software and IoT type applications. He has experience in all technology stacks, but his strong points are in Linux, Azure/AWS, SQLServer, LAMP, ReactJS, NodeJS, iOS/Android Native Development, and the Microsoft stack. In addition, Mr. Tarasov is an expert on software security and scalability. Mr. Tarasov is also a Co-founder and Co-Managing Member of IDM Social LLC, a social media and digital marketing firm for public companies.

David Baker is our Executive Director, a member of our board of directors and a contracted financial consultant to the company. Mr. Baker is the Managing Member of Mercadyne Advisors LLC, a boutique corporate advisory firm, advising public and going public companies regarding capital structure, financing, offering structures, corporate governance and business model optimization. He is also the Managing Principal of the General Partner of Mercadyne Funds LP and Mach 100 LP. For the last 26 years, Mr. Baker’s career has included positions as the managing principal of two previous small cap and micro-capitalization, hedge funds. Additional positions have included other investment management capacities, proprietary trading, investment banking and securities brokerage. Mr. Baker has extensive experience managing capital for boutique institutional and accredited investors. He has led as investment principal, originating, structuring, financing and investing in private, alternative going public and public transactions for numerous emerging growth companies, as well as advising them at all stages of their corporate lifecycle, from startup through subsequent public financings. Mr. Baker has co-authored two financial analytics patents, including a design for product/service hierarchy database for market competition and investment analysis, as well as a patent for a granular method for index performance by sector. These issued patents were the basis of a company he co-founded (Revere Data LLC fka Sectorbase) that was eventually acquired by Factset Data Systems, Inc. He is also the Founder and Managing Member of Mercadyne Automated Properties LLC, a portfolio of self-storage facilities and Co-founder and Co-Managing Member of IDM Social LLC, a social media and digital marketing firm for public companies. Mr. Baker earned a B.A. in 1989 from the University of Colorado and received a J.D. in 1992 from Golden Gate University (and interned with the SEC, division of enforcement). He has previously held Series 7, 63, 65 and 55 securities licenses.

Debra R Hoopes is the Principal Accounting Officer and Chief Financial Officer of the Company. Ms. Hoopes, currently serves as CFO and Chief Administrative Officer of Shine Management, Inc., an outsourced management services organization, a position she has held since August of 2017.   Previously, Ms. Hoopes was a co-owner of H2CFO LLC in 2017 and prior to 2017 was the sole owner of Hoopes Management & Advisory Services LLC, through which provides outsourced CFO services. Ms. Hoopes is a Certified Public Accountant (licensed in Virginia and Maryland) with a Bachelor of Science degree in Accounting from Virginia Tech and a Master of Business Administration from George Washington University and is a Chartered Global Management Accountant.

33

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Committees of the Board

We do not currently have a compensation committee, executive committee, or stock plan committee.

Audit Committee

We do not have a separately designated standing audit committee. The entire Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board when performing the functions of what would generally be performed by an audit committee. The Board approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor. Our Board of Directors, which performs the functions of an audit committee, does not have a member who would qualify as an “audit committee financial expert” within the definition of Item 407(d)(5)(ii) of Regulation S-K. We believe that, at our current size and stage of development, the addition of a special audit committee financial expert to the Board is not necessary.

Nomination Committee

Our Board of Directors does not maintain a nominating committee. As a result, no written charter governs the director nomination process. Our size and the size of our Board, at this time, does not justify or require a separate nominating committee.

When evaluating director nominees, our directors consider the following factors:

•	The appropriate size of our Board of Directors;
•	Our needs with respect to the particular talents and experience of our directors;
•	The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;
•	Experience in governance of business affairs;
•	Experience with accounting rules and practices; and
•	The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

Our goal is to assemble a Board that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board may also consider such other factors as it may deem are in our best interests as well as our stockholders. In addition, the Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third-party search firm, if necessary. The Board does not typically consider shareholder nominees because it believes that its current nomination process is sufficient to identify directors who serve our best interests.

Code of Ethics

As of the date of the filing of this prospectus, we have not adopted a Code of Ethics for Financial Executives, which would include our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We presently have a contingent written employment agreement with each of our current officers to act in their specific individual capacity for a period of three years commencing on the first day of the month following the date when a minimum of $750,000 is raised in this offering. Officers under these agreements are paid between $80,000 and $190,000, and these agreements are terminable only for willful misconduct. A copy of these agreements are attached to this filing as Exhibits 10.7 – 10.11. Prior to meeting this minimum amount of funding, these agreements do not become effective and there is no binding obligation on the Company or Executive Employee. Our board has, in addition, agreed to compensate our non-officer board member for their services following this financing, if successful. Non-officer directors are expected to be paid $10,000 per month for attendance at the nine (9) planned board meetings during the year (a total of $120,000), 50% in cash and 50% in common stock valued at the date of the grant. Further compensation methods are being developed for approval and implementation by our Board and may be implemented once funding is obtained.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer or director from our inception (September 4, 2018) through December 31, 2019 for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (1)	Total ($)
David Comeau CEO	2018 & 2019	0	0	0	0	0	0	0	0
Tina Comeau Sec/Treas.	2018 & 2019	0	0	0	0	0	0	0	0
Debra Hoopes CFO (2)	2018 & 2019	0	0	0	0	0	0	0	0
David Baker Executive Director	2018 & 2019	0	0	0	0	0	0	$65,365	$65,365
Vadim Tarasov CTO	2018 & 2019	0	0	0	0	0	0	$21,788	$21,788
(1) All Other Compensation represents stock-based compensation for services rendered.
(2) On February 25, 2020, the Company issued a stock grant of 60,000 shares to an affiliate of Shine Management for services to be rendered through September 30, 2020. The stock was issued to Shine Innovations Investments, LLC, of which our CFO is a member. The estimated fair value of the shares was $642.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
David Comeau	0	0	0	0	0	0	0	0	0
Tina Comeau	0	0	0	0	0	0	0	0	0
Debra R Hoopes	0	0	0	0	0	0	0	0	0
David Baker	0	0	0	0	0	0	0	0	0
Vadim Tarasov	0	0	0	0	0	0	0	0	0

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COMPENSATION OF DIRECTORS TABLE

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David Comeau	0	0	0	0	0	0	0
Tina Comeau	0	0	0	0	0	0	0
David Baker	0	0	0	0	0	0	0
Vadim Tarasov	0	0	0	0	0	0	0

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 1, 2020 the current beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own1 more than 5% of our common stock and by the executive officers and directors as a group, based on a total of 13,660,000 shares of common stock issued and outstanding as of June 1, 2020:

	Title of class	Name of beneficial owner	Amount of beneficial ownership	Percent of class
	Common	David Comeau	4,800,000 Shares	35.1%
	Common	Tina Comeau	4,800,000 Shares	35.1%
	Common	David Baker	2,400,000 Shares	17.6%
	Common	Debra Hoopes	60,000 Shares	>1%
	Common	Vadim Tarasov	800,000 Shares	5.9%
	Common	Byron Kwok	800,000 Shares	5.9%
		All Officers and Directors and 5% holders as a Group	13,660,000 Shares	100%
[1]	As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

To date, we have not adopted a general corporate stock option plan.  The Board of Directors has, however, issued an option to purchase 150,000 shares of the Company’s common stock at a price of $0.10 per shares. This option is set to expire on October 1, 2021.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS AND DIRECTOR INDEPENDENCE

Except as set forth below, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation, or in any presently proposed transaction which, in either case, has or will materially affect us:

  David Comeau received 4,800,000 shares in the Company as a result of our merger with the Washington Corporation, Pelican Delivers, Inc., and the transfer of patent rights in “A System and Methods for Network-Implemented Cannabis Delivery” (Patent 10,255,578).
  Tina Comeau received 4,800,000 shares in the Company as a result of our merger with the Washington Corporation, Pelican Delivers, Inc., and the transfer of patent rights in “A System and Methods for Network-Implemented Cannabis Delivery” (Patent 10,255,578).
  We have an Advisory Agreement with Mercadyne Advisors LLC a corporation owned by one of our director, Mr. David Baker. This Advisory Agreement is to provide us with Mr. Baker’s financial advisory services for a period of two years and is attached hereto and made a part hereof as Exhibit 10.1. Mr. Baker also purchased 2,400,000 shares of our common stock at par value.
  As a result of the merger, we became a party to an Asset Purchase and Sale Agreement with Dot Com, LLC and a Software Development Agreement with Seattle Software Developers attached hereto and made a part hereof as Exhibits 10.2 and 10.3. Our CTO, Mr. Vadim Tarasov and one of our shareholders, Mr. Byron Kwok, provide services to these companies as independent contractors, and, in that role, have been working on our software development for over a year.
  Shine Management Inc. a company related to our CFO Debra R. Hoopes entered into a stock grant of 60,000 shares on February 25, 2020 pursuant to a Master Services Agreement with the Company in exchange for a discounted rate for services through September 30, 2020. The shares were issued on April 26, 2020. During the three months ended March 31, 2020, the Company incurred expenses of $10,351 for outsourced accounting services.

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AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, DC 20549. Please Call the Commission at (202) 942-8088 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

While we are generally not required to provide an annual report to our security holders, we currently intend to voluntarily do so when otherwise due, and will attach audited financial statements with such report.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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Part II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$1,012.44
Total	$1,012.44

All amounts are estimates, other than the Commission’s registration fee.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation. Our articles of incorporation contain limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or his conduct was lawful or no reasonable cause to believe that his or his conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

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Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15. Recent Sales of Unregistered Securities

We sold the following shares of unregistered common stock on the date and for the consideration shown to the identified individuals pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act. We did not engage in any general solicitation or advertising.

Date	Purchaser	Consideration
September 20, 2019	David Comeau	Exchange of common stock in merger to change Jurisdiction
September 20, 2019	Tina Comeau	Exchange of common stock in merger to change Jurisdiction
September 30, 2019	David Baker	$0.001/Share
September 30, 2019	Vadim Tarasov	$0.001/Share
September 30, 2019	Byron Kwok	$0.001/Share
February 25, 2020	Shine Management	Exchange for Services

Item 16. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation(1)
3.2	By-laws(1)
5.1	Opinion of Legal Counsel(2)
10.1	Mercadyne Advisors LLC Advisory Agreement(1)
10.2	Asset Purchase and Sale Agreement with Dot Com, LLC(1)
10.3	Software Development Agreement with Seattle Software Developer(1)
10.5	Master Services Agreement -- Shine Management(2)
10.6	Stock Purchase Agreement (affiliate) -- Shine Management (2)
10.7	Executive Employment Agreement – David Comeau(2)
10.8	Executive Employment Agreement – Tina Comeau (2)
10.9	Executive Employment Agreement – David Baker (2)
10.10	Executive Employment Agreement – Vadim Tarasov (2)
10.11	Executive Employment Agreement – Byron Kwok (2)
10.12	Revolving Credit Promissory Note (2)
10.13	Subscription Agreement
23.1	Consent of Independent Registered Public Accounting Firm

(1) Incorporated by reference to Registration Statement on Form S-1 filed on February 11, 2020.

(2) Incorporated by reference to Registration Statement on Form S-1 filed on June 16, 2020.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to the Offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

 6. That each prospectus shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

7. The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 ( § 230.424 of the chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 10th day of July, 2020.

PELICAN DELIVERS, INC., a Nevada corporation By: /s/ David Comeau Name: David Comeau Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Comeau	Chief Executive Officer
David Comeau	(Principal Executive Officer)	July 10, 2020

/s/ Debra R. Hoopes	Chief Financial Officer
Debra R. Hoopes	(Principal Financial Officer and Principal Accounting Officer)	July 10, 2020

/s/ David Baker	Director	July 10, 2020
David Baker

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